UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lincoln Educational Services Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 Executive Drive, Suite 340
West Orange, New Jersey 07052

May 5, 2020

Dear Shareholder:

We are pleased to invite you to attend the 2020 Annual Meeting of Shareholders of Lincoln Educational Services Corporation (the “Company”) to be held on June 16, 2020 at 9:00 a.m. (Eastern Time) (the “Annual Meeting”).  Due to the public health impact of the Coronavirus (COVID-19) pandemic and so that we may support the health and well-being of our shareholders, Board of Directors, management and employees, the Board of Directors has directed that the Annual Meeting be held as a “virtual meeting” this year via live webcast so long as permissible under New Jersey law.

As of the date of this letter to shareholders, there is in effect a state of emergency declared by the Governor of the State of New Jersey related to the COVID-19 pandemic.  This declaration of a state of emergency allows the Company to hold a virtual meeting of shareholders.  You will be able to attend the Annual Meeting virtually and to vote and submit questions during the virtual Annual Meeting by visiting https://www.cstproxy.com/lincolntech/2020 and entering the control number provided in these proxy materials.  We are actively monitoring the situation surrounding the Coronavirus outbreak and we are sensitive to the public health and travel concerns of our shareholders and other individuals who would participate in the Annual Meeting and the protocols that federal, state and local governments may impose.  In the event that on the date fixed for the Annual Meeting, it is not then legally permissible to hold a completely virtual Annual Meeting under New Jersey law (because there is not then currently a state of emergency in effect in New Jersey) we will announce alternative arrangements for the Annual Meeting as promptly as practicable which may include holding the Annual Meeting in-person pursuant to the Company’s historical practice or as a hybrid meeting, meaning that the Annual Meeting will be held in-person with concurrent participation by remote means for shareholders who are not physically present.  Any such change will be announced via press release and website posting, as well as the filing of additional proxy materials with the Securities and Exchange Commission.

At this year’s meeting, holders of shares of common stock, no par value per share (the “Common Stock”), and shares of Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”) of the Company, will be asked to elect directors identified in this proxy statement to serve until the next annual meeting of shareholders following their election and until their respective successors are duly elected and qualify, to conduct a non-binding advisory vote on the Company’s compensation of named executive officers, to approve the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2020.  The holders of shares of Series A Preferred Stock will, voting as a separate class, be asked to elect one director identified in this proxy statement to serve until the next annual meeting of shareholders following his election and until his successor is duly elected and qualifies.  The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

Our Board of Directors unanimously believes that the election of the nominees for directors, the non-binding advisory approval of the compensation of our named executive officers, the approval of the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan and the ratification of the appointment of the independent registered public accounting firm are in the best interests of the Company and its shareholders and, accordingly, recommends a vote FOR the election of the nominees for directors, FOR the non-binding advisory vote on the Company’s compensation of named executive officers, FOR the approval of the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

In addition to the formal business to be transacted, management will report on the progress of our business and respond to comments and questions of general interest to shareholders.

We sincerely hope that you will be able to attend and participate in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. You may vote your shares by completing the accompanying proxy card or by giving your proxy authorization via the Internet. Please read the instructions accompanying the proxy card for details on giving your proxy authorization via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR OUR ANNUAL MEETING

Our proxy statement and our 2019 annual report to shareholders are available at
www.lincolntech.edu/proxy

YOUR VOTE IS IMPORTANT!

Please vote as promptly as possible via the Internet or
by signing, dating and returning the proxy card
mailed to those who receive paper copies of the accompanying proxy statement.

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING YOUR PROXY AUTHORIZATION VIA THE INTERNET, YOU AUTHORIZE MANAGEMENT OF THE COMPANY TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS.  SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.  TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 11:59 P.M. (EASTERN TIME) ON JUNE 15, 2020.

Sincerely,
Scott M. Shaw
Chief Executive Officer

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LINCOLN EDUCATIONAL SERVICES CORPORATION
200 Executive Drive, Suite 340
West Orange, New Jersey 07052

NOTICE OF
2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 16, 2020

To the Shareholders of Lincoln Educational Services Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), will be held virtually via the internet on June 16, 2020, at 9:00 a.m. (Eastern Time) (the “Annual Meeting”). As of the date of this notice, there is in effect a state of emergency declared by the Governor of the State of New Jersey related to the COVID-19 pandemic.  This declaration of a state of emergency allows the Company to hold a virtual meeting of shareholders.  You will be able to attend the Annual Meeting virtually and to vote and submit questions during the virtual Annual Meeting by visiting https://www.cstproxy.com/lincolntech/2020 and entering the control number provided in these proxy materials.  We are actively monitoring the situation surrounding the Coronavirus outbreak and we are sensitive to the public health and travel concerns of our shareholders and other individuals who would participate in the Annual Meeting and the protocols that federal, state and local governments may impose.  In the event that on the date fixed for the Annual Meeting, it is not then legally permissible to hold a completely virtual Annual Meeting under New Jersey law (because there is not then currently a state of emergency in effect in New Jersey) we will announce alternative arrangements for the Annual Meeting as promptly as practicable which may include holding the Annual Meeting in-person pursuant to the Company’s historical practice or as a hybrid meeting, meaning that the Annual Meeting will be held in person with concurrent participation by remote means for shareholders who are not physically present.  Any such change will be announced via press release and website posting, as well as the filing of additional proxy materials with the Securities and Exchange Commission.

At the Annual Meeting, holders of shares of common stock, no par value per share (the “Common Stock”), and shares of Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), of the Company will be asked:

1.
to elect eight directors identified in this proxy statement to serve until the next annual meeting of shareholders following their election and until their respective successors are duly elected and qualify;

2.	to conduct an advisory vote on the Company’s compensation of its named executive officers (a non-binding “say-on- pay” vote);

3.	to approve the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan;

4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2020; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and may properly be voted upon.

In connection with the above matters, the holders of Common Stock and the holders of Series A Preferred Stock will vote together as a single class, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock being entitled to 442.373 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock as of the record date.

The holders of shares of Series A Preferred Stock will, voting as a separate class, be asked to elect one director identified in this proxy statement to serve until the next annual meeting of shareholders following his election and until his successor is duly elected and qualifies.

The Board of Directors of the Company has fixed the close of business on April 27, 2020 as the record date for the determination of shareholders of Common Stock and Series A Preferred Stock entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the record date there were outstanding 26,364,521 shares of Common Stock outstanding and 12,700 shares of Series A Preferred Stock.

Shareholders of record as of the close of business on April 27, 2020 will be able to attend the Annual Meeting, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet.  To participate in the Annual Meeting, including submitting questions and/or voting, you will need the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials. If you are not a shareholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to participate.  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 16, 2020.  The Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2019 are available electronically at www.lincolntech.edu/proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE RETURN YOUR PROXY (BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY GIVING PROXY AUTHORIZATION VIA THE INTERNET) AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR VOTE WILL BE COUNTED, PLEASE CAST YOUR VOTE BEFORE 11:59 P.M. (EASTERN TIME) ON JUNE 15, 2020.

By Order of the Board of Directors
West Orange, New Jersey	Alexandra M. Luster
May 5, 2020	Corporate Secretary

LINCOLN EDUCATIONAL SERVICES CORPORATION
200 Executive Drive, Suite 340
West Orange, New Jersey 07052

PROXY STATEMENT
FOR
2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 16, 2020

GENERAL

This proxy statement is provided to the shareholders of Lincoln Educational Services Corporation, a New Jersey corporation (the “Company” or “Lincoln”), to solicit proxies, in the form enclosed, for use at the 2020 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), and any and all adjournments or postponements thereof.  The Annual Meeting will be held virtually via the internet on June 16, 2020, at 9:00 a.m. (Eastern Time). The decision to hold this Annual Meeting in a virtual format is in accordance with recent New Jersey law enacted for the current state of emergency, to protect the health of all Annual Meeting participants in light of the Coronavirus (COVID-19) outbreak. The Board of Directors knows of no matters to come before the Annual Meeting other than those described in this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about May 5, 2020.

Attending the Virtual Annual Meeting

Shareholders as of the close of business on April 27, 2020 (the record date for the Annual Meeting) may attend, vote and submit questions virtually at the Annual Meeting by logging in at https://www.cstproxy.com/lincolntech/2020. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card or Notice of Internet Availability of Proxy Materials. If you do not have a control number, contact Continental Stock Transfer & Trust Company at 917-262-2373 or email proxy@continentalstock.com. Beneficial holders who hold shares through a bank, broker or other nominee will need to contact them and obtain a legal proxy after which you may contact Continental Stock Transfer & Trust Company to have a control number generated. The Annual Meeting will begin promptly at 9:00 a.m. (Eastern Time) on June 16, 2020.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Shareholders (or their authorized representatives) should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Shareholders (or their authorized representatives) should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

We are committed to ensuring that our shareholders have the same rights and opportunities to participate in the Annual Meeting as if our Annual Meeting were being held as an in-person meeting at a physical location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call the Continental Stock Transfer & Trust Company technical support phone number, 917-262-2373. Technical support will be available starting at 8:45 a.m. (Eastern Time) on June 16, 2020, and through the conclusion of the meeting.

Asking Questions at the Virtual Annual Meeting

Shareholders as of the close of business on April 27, 2020 (the record date for the Annual Meeting) who attend and participate in the virtual Annual Meeting at will have an opportunity to submit questions pertinent to meeting matters live via the internet during a designated portion of the Annual Meeting. These shareholders may also submit a question in advance of the Annual Meeting at https://www.cstproxy.com/lincolntech/2020 at any time after June 9, 2020 at 9:00 a.m. (Eastern Time), the commencement of pre-registration.  In both cases, shareholders must have available their control number provided on their proxy card or Notice of Internet Availability of Proxy Materials.

Solicitation

This solicitation is made by mail on behalf of the Board of Directors of the Company. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, telephone, in person or other means, by the directors, officers or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation.  The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Company’s stock.

Voting Procedures

Who May Vote at the Annual Meeting?  Only those record shareholders of the Company’s common stock, no par value per share (the “Common Stock”), and Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), as of the close of business on April 27, 2020 (the “Record Date) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were issued and outstanding 26,364,521 shares of Common Stock and 12,700 shares of Series A Preferred Stock. Holders of Series A Preferred Stock will vote on an as-converted basis with holders of Common Stock.  Each share of Common Stock entitles its holder to one vote. As of the Record Date each share of Series A Preferred Stock entitles its holder to 442.373 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock (the “Conversion Shares” and together with the outstanding shares of Common Stock, collectively, the “Common Shares”). Cumulative voting of the Common Shares is not permitted.

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Company, Inc., you are a shareholder of record with respect to those shares and, in such case, this proxy statement and the accompanying proxy materials have been provided directly to you by the Company.  If your shares are held in a stock brokerage account or by a bank or nominee, your shares are held in “street name” and you are considered the “beneficial owner” of those shares and, in such case, this proxy statement and the accompanying proxy materials have been provided to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares held in “street name.”

What is Considered a Quorum to Conduct the Annual Meeting? The presence at the Annual Meeting in person or by proxy of holders of a majority of the Common Shares entitled to vote will be necessary to constitute a quorum to transact business at the Annual Meeting. As of the Record Date, a minimum of 15,991,329 Common Shares, representing a majority of the sum of (a) 26,364,521 shares of Common Stock outstanding on such date and (b) 5,618,137 Conversion Shares issuable upon conversion of the 12,700 shares of Series A Preferred Stock issued and outstanding on such date, is necessary to constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining the existence of a quorum.

What is a Broker Non-Vote?

A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares in “street name” for a beneficial owner, abstains from voting on a particular proposal because, under most circumstances, the nominee does not have discretionary authority to vote on proposals unless it has received instructions from the beneficial owner of the securities on how to vote those securities. Under applicable law, nominees are prevented from casting votes on non-routine matters without instructions from the beneficial owner of the securities. Proposal 1 (the proposal concerning the election of directors), Proposal 2 (the advisory vote on executive compensation) and Proposal 3 (approval of the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan) are considered “non-routine” matters, which means that your broker, bank or other nominee does not have discretion to vote your shares in regard to Proposals 1, 2 and 3 in the absence of specific instructions from you as to how you would like your shares to be voted. Proposal 4 (the ratification of auditors) is considered a “routine” matter, which means that your broker, bank or other nominee may vote your shares in regard to Proposal 4 without instructions from you as to how you would like your shares to be voted.  If you hold shares in “street name,” we strongly encourage you to provide your broker, bank or other nominee with instructions regarding the voting of your shares as your broker, bank or other nominee cannot vote your shares with respect to Proposals 1, 2 and 3 without voting instructions from you.

What am I being asked to vote on?

The holders of shares of Common Stock and shares of Series A Preferred Stock, voting together as a single class, are being asked to consider and vote on the following items:

•	election of eight directors to serve until the next annual meeting of shareholders following their election and until their respective successors are duly elected and qualify;

•	an advisory vote to approve the compensation of the named executive officers (Say on Pay), as described in these proxy materials;

•	approval of the Lincoln Educational Services Corporation 2020 Long-term Incentive Plan; and

•	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In connection with the above matters, each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 442.373 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock as of the record date. Accordingly, the holders of Common Stock is entitled to 26,364,521 votes and the holders of the Series A Preferred Stock entitled to 5,618,137 votes on each of these matters.

The holders of the Series A Preferred Stock, voting as a separate class, also will consider and vote on the election of one director (the “Series A Preferred Stock Director”) to serve until the next annual meeting of shareholders following his election and until his successor is duly elected and qualifies.

Why are the holders of Common Stock being asked to vote on the election of only eight directors?

A total of nine director nominees will be voted upon at the Annual Meeting.  The holders of shares of Common Stock and shares of Series A Preferred Stock, voting together as a single class, are being asked to vote on eight of the nine director nominees to serve until the next annual meeting of shareholders following their election and until their respective successors are duly elected and qualify:  Alvin O. Austin, James J. Burke, Jr., Peter S. Burgees, Kevin M. Carney, Celia H. Currin, Ronald E. Harbour, J. Barry Morrow and Scott M. Shaw.

Our charter provides that, for so long as shares of Series A Preferred Stock are outstanding and the shares of Common Stock issuable upon conversion thereof represent at least ten percent (10%) of the outstanding shares of Common Stock (after giving effect to the conversion of the Series A Preferred Stock), the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a class, have the right to elect one director, the Series A Preferred Stock Director, whom the Board shall include in its nominees for election, and that only holders of the Series A Preferred Stock have the right to vote for this nominee.  The current Series A Preferred Stock Director is John A. Bartholdson whose term expires at the Annual Meeting and Mr. Bartholdson has been designated as the Series A Preferred Stock designee. The holders of Series A Preferred Stock will vote separately, as a class, on the election of Mr. Bartholdson at the Annual Meeting.

How does the Board recommend that I vote my shares?

The Board recommends a vote:

•	FOR the election of each of the eight director nominees to be elected by holders of shares of Common Stock and shares of Series A Preferred Stock, voting together as a single class;

•	FOR the election of the director nominee to be elected exclusively by the holders of Series A Preferred Stock voting separately as a class;

•	FOR the advisory vote to approve the compensation of the named executive officers (Say On Pay), as described in these proxy materials;

•	FOR the approval of the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

How Many Votes do I have?

Each record holder of Common Stock will have one vote for each share of Common Stock held on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Common Stock are entitled to vote.  There were 26,364,521 shares of Common Stock outstanding on the Record Date.

Each record holder of Series A Preferred Stock will have a number of votes equal to the largest number of whole shares of Common Stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote together with Common Stock as a single class.  In addition, each record holder of Series A Preferred Stock will have one vote for each share of Series A Preferred Stock on each matter that is properly brought before the Annual Meeting and on which holders of Series A Preferred Stock are entitled to vote separately, as a class.  As of the Record Date, there were 12,700 shares of Series A Preferred Stock outstanding, which as of such date had voting rights equal to 5,618,137 shares of Common Stock.

How do I vote my shares?

Your vote is important.  Your shares can be voted at the Annual Meeting by following the instructions at https://www.cstproxy.com/lincolntech/2020 only if you are present or if your shares are represented by proxy.  Even if you plan to attend the Annual Meeting, we urge you to authorize a proxy to vote your shares in advance.

Internet, mobile and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. We have been advised that the internet, mobile and telephone voting procedures that have been made available to you are consistent with applicable legal requirements. Shareholders voting by internet, mobile and telephone should understand that, while we and Continental Stock Transfer & Trust Company, Inc. do not charge any fees for voting by internet, mobile or telephone, there may still be costs, such as usage charges from internet access providers and telephone companies, for which you are responsible.

If you hold both Common Stock and Series A Preferred Stock, you will need to vote, or authorize a proxy to vote, each class of stock separately.  Please be sure to vote or authorize a proxy to vote for each class of stock separately so that all of your votes can be counted. For more information, see “What if I hold both Common Stock and Series A Preferred Stock” below.

You can authorize a proxy to vote your shares of Common Stock or Series A Preferred Stock electronically by going to www.cstproxyvote.com, or by calling the toll-free number listed on the applicable proxy card.  Please have your proxy card (or cards) in hand when going online or calling.  If you authorize a proxy to vote your shares electronically, you do not need to return the applicable proxy card.  If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the applicable proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so it is received no later than June 15, 2020.

Shares of the Company’s Common Stock represented by properly executed proxies in the form enclosed that are timely received by the Secretary of the Company and not validly revoked will be voted as specified on the proxy card. If no specification is made on a properly executed and returned proxy, the shares represented thereby will be voted FOR the election of each of the eight nominees for director named in this proxy statement, FOR the advisory approval of compensation of our named executive officers, FOR the approval of the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies in their discretion. In order to be voted, each proxy card must be filed with the Secretary of the Company before 11:59 p.m. (Eastern Time) on June 15, 2020.

Your shares of Common Stock or Series A Preferred Stock will be voted at the Annual Meeting as directed by your proxy, the instructions on your proxy card or voting instructions if (i) you are entitled to vote those shares; (ii) your proxy for those shares was properly executed or properly authorized; (iii) we received your proxy for those shares prior to the Annual Meeting; and (iv) you did not revoke your proxy for those shares prior to or at the Annual Meeting.  The method by which you vote or authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting webcast if you later decide to do so.

Please note that if you hold any of your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy for those shares by telephone or the Internet as well as by mail.  You should follow the instructions you receive from your bank, broker or other nominee to vote these shares.  Also, if you hold any of your shares in street name, you must obtain a legal proxy executed in your favor from your bank, broker or nominee to be able to vote those shares in person at the Annual Meeting.  Obtaining a legal proxy may take several days.

What if I hold both Common Stock and Series A Preferred Stock?

Some of our shareholders may hold both Common Stock and Series A Preferred Stock.  If you are a holder of both Common Stock and Series A Preferred Stock, you can expect to receive a separate Notice for each class of stock (or a separate set of printed proxy materials if you previously elected to receive proxy materials in printed form).

You will need to vote, or authorize a proxy to vote, each class of stock separately in accordance with the instructions set forth herein and on the applicable proxy cards or Notice of Internet Availability.  Voting, or authorizing a proxy to vote, only your Common Stock will not also cause your shares of Series A Preferred Stock to be voted, and vice versa.

If you hold both Common Stock and Series A Preferred Stock, please be sure to vote or authorize a proxy to vote for each class of stock separately so that all of your votes can be counted.

If I authorized a proxy, can I revoke it and change my vote?

Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:

•	authorizing a new proxy on the Internet or by telephone;

•	properly executing and delivering a later-dated (i.e., subsequent to the date of the original proxy) proxy card so that it is received no later than June 15, 2020;

•	voting by ballot at the Annual Meeting; or

•
sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 200 Executive Drive, Suite 340, West Orange, New Jersey 07052 so that it is received no later than June 15, 2020.

Only the most recent proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.

If shares of Lincoln’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.

What vote is required to approve each proposal?

The affirmative vote of a plurality of all of the votes cast by holders of our Common Stock and Series A Preferred Stock voting together as a single class (in person via attendance at the Annual Meeting or by proxy), with the holders of Series A Preferred Stock voting on an as-converted basis, is required to elect Alvin O. Austin, James J. Burke, Jr., Peter S. Burgess, Kevin M. Carney, Celia H. Currin, Ronald E. Harbour, J. Barry Morrow and Scott M. Shaw (eight of the nine director nominees). The affirmative vote of a majority of the votes cast by holders of our Common Stock and Series A Preferred Stock voting together as a single class (in person via attendance at the Annual Meeting or by proxy), with the holders of Series A Preferred Stock voting on an as-converted basis, is required to approve the Say-on-Pay proposal, to approve the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan and to ratify the appointment of our independent registered public accounting firm.  Under New Jersey law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the votes for any of the above proposals other than the ratification of our independent registered public accounting firm.

The affirmative vote of the holders of a majority of the outstanding shares of our Series A Preferred Stock, voting separately as a class, is required to elect Mr. John Bartholdson.  Only the holders of the Series A Preferred Stock have the right to vote on the election of Mr. John Bartholdson.  Under New Jersey law, abstentions and broker non-votes, if any, by holders of Series A Preferred Stock will have the effect of a vote against the nominee.

A broker “non-vote” occurs when a broker returns a properly executed proxy but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal.  Under the rules of the NASDAQ, brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not for the election of our directors, the Say-on-Pay proposal or the approval of the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan.

When will you publish the results of the Annual Meeting?

We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Revocability of Proxies

Shareholders may revoke a proxy at any time before the proxy is exercised. This may be done by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting.

PROPOSAL 1:  ELECTION OF DIRECTORS

Shareholders will be asked at the Annual Meeting to elect a total of nine directors, one of whom will be elected solely by holders of our Series A Preferred Stock.  Our bylaws allow for a minimum of three directors and a maximum of 11 directors. The Board of Directors has fixed the number of directors comprising the Board of Directors at nine members.  Each elected director will hold office until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified.  The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, if elected, but if any nominee should for any reason be unable or unwilling to serve, if so elected, the proxies received by the Company will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

Shareholders may withhold authority to vote their proxies for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY on the proxy card or (ii) any one or more of the individual nominees, by following the instructions on the proxy card. Instructions on the accompanying proxy card that withhold authority to vote for one or more of the nominees will cause any such nominee to receive fewer votes.

Upon recommendation of the Nominating and Corporate Governance Committee, the following nine persons have been selected by the Board of Directors as nominees for election to the Board of Directors: J. Barry Morrow (Chair), Alvin O. Austin, John A. Bartholdson (the Series A Preferred Stock Director), James J. Burke, Jr., Peter S. Burgess, Kevin M. Carney, Celia H. Currin, Ronald E. Harbour, and Scott M. Shaw.  Additional information about these nominees is provided in the table and biographical information that follow.

Required Vote

The affirmative vote of a plurality of all of the votes cast by holders of our Common Stock and Series A Preferred Stock voting together as a single class (in person via attendance at the Annual Meeting or by proxy), with the holders of Series A Preferred Stock voting on an as-converted basis, is required to elect Alvin O. Austin, James J. Burke, Jr., Peter S. Burgess, Kevin M. Carney, Celia H. Currin, Ronald E. Harbour, J. Barry Morrow and Scott M. Shaw (eight of the nine director nominees).  The affirmative vote of the holders of a majority of the outstanding shares of our Series A Preferred Stock, voting separately as a class, is required to elect Mr. John Bartholdson.  Only the holders of the Series A Preferred Stock have the right to vote on the election of Mr. John Bartholdson.

The Board of Directors unanimously recommends a vote FOR each of the named nominees. Proxies that are executed and returned will be voted FOR each nominee, except to the extent that particular proxies contain instructions to withhold the vote for a particular nominee or nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning the directors and executive officers of the Company (ages are as of April 27, 2020):

Name	Age	Position Held
J. Barry Morrow	67	Non-Executive Chairman of the Board of Directors
Alvin O. Austin (1) (3)	78	Director
John A. Bartholdson (1) (2) (3)	49	Series A Preferred Stock Director
James J. Burke, Jr. (1) (3)	68	Director
Peter S. Burgess (2)	77	Director
Kevin M. Carney (2)	56	Director
Celia H. Currin (1) (2)	72	Director
Ronald E. Harbour (2) (3)	63	Director

Scott M. Shaw	57	Chief Executive Officer, Director
Brian K. Meyers	53	Executive Vice President, Chief Financial Officer and Treasurer
Stephen M. Buchenot	64	Executive Vice President of Campus Operations

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating and Corporate Governance Committee.

J. Barry Morrow has served on our Board of Directors since 2006 and currently serves as our Non-Executive Chairman.  He also serves as an advisor to Next Generation Insurance. He is the CEO and founder of BK Capital Group.  He served as the Chief Executive Officer and Director of Collegiate Funding Services from 2002 until 2006 when the company was acquired by JPMorgan Chase. Mr. Morrow held the position of President and Chief Operating Officer of Collegiate Funding from 2000 to 2002. Prior to joining Collegiate Funding Services, Mr. Morrow served with the U.S. Department of Education as the General Manager of Financial Services for the Office of Student Financial Assistance and with SallieMae as Vice President of Regional Operations. Mr. Morrow holds a B.A. from Virginia Tech and an M.A. in public administration from George Washington University.  Mr. Morrow has over 30 years’ experience in the education credit industry.  His extensive management experience at the U.S. Department of Education, SallieMae and Collegiate Funding Services provides the board with a unique perspective on the issues facing companies in our industry.

Alvin O. Austin has served on our Board of Directors since 2010. Mr. Austin has over 40 years of experience in higher education, which includes his tenure as President and Chancellor of LeTourneau University in Longview, Texas, where the institution grew its academic programs, funding levels, and campus footprint under his leadership.  Prior to that role, he served as Vice President at North Park College and Seminary, Chicago, Illinois, and at Seattle Pacific University.  In addition, he was the Dean of Student Programs at California State University, Northridge, California.  He was a member of the Commission on Colleges of the Southern Association of Colleges and Schools and a member of the Executive Committee of the Commission.  Mr. Austin has also served on the board of a major bank and on the advisory board of Texas Eastman Chemical Company. He is also involved in numerous non-profit and community organizations.  Mr. Austin earned his Ph.D. in Higher Education Administration at the University of Mississippi, an M.A. in Education at the California State University, and Master Studies and Secondary Teaching Credential at the University of California at Santa Barbara.  He continues to consult with colleges and universities particularly as to board development and executive evaluation. Mr. Austin’s distinguished career in higher education and his involvement in a number of educational organizations position him well to serve as a board member.

John A. Bartholdson was appointed to our Board of Directors on November 14, 2019 as a Series A Preferred Stock Director. Mr. Bartholdson is a co-founder and partner of Juniper Investment Company, LLC, a New York based private investment firm.  Mr. Bartholdson serves as the Chairman of the board of directors of Theragenics Corporation, a privately held company.  Previously, he has served as a member of the board of directors of Obagi Medical Products, Inc., a publicly traded company, as well as on the boards of numerous private companies.  Prior to co-founding Juniper Investment Company, Mr. Bartholdson was a partner of Stonington Partners, Inc. where he worked from 1997 to 2011.  Mr. Bartholdson received his B.A. from Duke University and his M.B.A. from Stanford Graduate School of Business.  He has many years of experience leading and overseeing investments across a range of industries and has a successful record of managing investments in public companies.  Mr. Bartholdson’s extensive management oversight, service on multiple public and private company boards and committees, and deep transactional expertise provide valuable insight to the Board of Directors.

Peter S. Burgess has served on our Board of Directors since 2004. In 1999, Mr. Burgess retired from Arthur Andersen LLP where he was an accounting and business advisory partner serving numerous manufacturing, insurance and financial services enterprises. Following his retirement, he has provided consulting services specializing in litigation support, mergers and acquisitions and audit committee responsibilities under securities exchange requirements and the Sarbanes-Oxley Act. Mr. Burgess is also a trustee and chair of the audit committee of John Hancock Funds.  Mr. Burgess, a licensed CPA, earned a B.S. in Business Administration from Lehigh University.  He previously served on the board of directors of PMA Capital Corporation and Symetra Financial Corporation. Mr. Burgess’ prior employment at Arthur Andersen, as well as his experience dealing with accounting principles, financial reporting rules and regulations and evaluating financial results, makes him a skilled advisor and a valuable asset, both on our Board of Directors and on our Audit Committee.

James J. Burke, Jr. has served on our Board of Directors since 1999.  He is the founder and managing member of JJB Capital Partners LLC, a private investment firm, formerly J. Burke Capital Partners LLC, since 2007.  He was also the co-founder, partner and director of Stonington Partners, Inc. since 1994 and co-founder of Merrill Lynch Capital Partners, Inc., a private equity fund for which he was the President and CEO from 1987 to 1999. He received a B.A. from Brown University and an M.B.A. with Distinction from Harvard University Graduate School of Business Administration. Mr. Burke also serves on the board of directors of a number of privately owned companies and several non-profit organizations. Mr. Burke brings extensive financial and business knowledge to the board through his engagement in private equity investing since 1981. Throughout his career, he has been responsible for sourcing and analyzing investment opportunities, where he has developed both expertise and significant knowledge regarding the managerial, operational and financial aspects of a business.

Kevin M. Carney was appointed to our Board of Directors on March 11, 2020.  Mr. Carney recently retired as Executive Vice President and Chief Financial Officer of Web.com Group, Inc. (formerly a NASDAQ listed company).  Mr. Carney joined the founding management team of Web.com in 1998 and served as its Chief Financial Officer through 2018.  Since retiring from Web.com, Mr. Carney has been providing consulting services, specializing in mergers and acquisitions.  Prior to Web.com, Mr. Carney was Director of Finance and Chief Financial Officer of The Carlyle Group and Carlyle International, respectively, from 1990 through 1994, and, prior to that, as Director of Mergers and Acquisitions at Manor Care, Inc. (formerly a NYSE listed company).  He began his career as an auditor with Arthur Andersen & Co., was a Certified Public Accountant, and holds a B.S. in Accounting and Finance from Boston College.  Mr. Carney’s extensive accounting, financial and executive management experience in both financial and technology industries positions him well to serve as a member of our Board.

Celia H. Currin has served on our Board of Directors since 2006. She started her career as a staff writer for Forbes Magazine followed by a foray into product management at the International Paper Company.  She then spent 25 years at Dow Jones/The Wall Street Journal where she held senior management roles in Marketing, Sales, Human Resources and Operations.  Ms. Currin has served on the board of Poets & Writers, the nation’s largest non-profit organization serving creative writers, for over 20 years including 12 years as Board President.  She has a boutique private practice providing executive and career coaching.  Ms. Currin received her M.B.A. from Harvard Business School and her B.S. from the University of Oregon.

Ronald E. Harbour has served on our Board of Directors since 2014.  Mr. Harbour is Senior Partner overseeing Global Automotive Manufacturing for Oliver Wyman, a global management consulting firm and a division of Marsh & McClennan Corporation.  Mr. Harbour co-authored and developed “The Harbour Report” in 1989, a publication that has grown to be the preeminent annual assessment of automotive manufacturing performance around the globe. Mr. Harbour currently serves as a director, as a member of the compensation committee and the corporate governance and nominating committee of Spartan Motors, Inc., a public company engaged in specialty vehicle manufacturing and assembly. He previously served on the board of directors of Techform Products from 1996 until its sale in October 2014 and the board of directors of U.S. Manufacturing Corporation from 2009 until its sale in June 2014. Mr. Harbour received a B.S. from Haworth College of Business of Western Michigan University. Mr. Harbour’s extensive experience and knowledge of the automotive manufacturing industry provides an invaluable perspective on matters impacting our Company.

Scott M. Shaw joined us in 2001 and currently serves as our President and Chief Executive Officer.  Mr. Shaw has served on our Board of Directors from 2001 to 2006 and since July 2015. Prior to taking the position of President and Chief Executive Officer, Mr. Shaw served in the positions of President and Chief Operating Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President of Strategic Planning and Business Development of the Company.  Prior to joining Lincoln, Mr. Shaw was a partner at Stonington Partners, Inc., where he had been since 1994. As a partner at Stonington, Mr. Shaw was responsible for identifying, evaluating and acquiring companies and then assisting in the oversight of these companies through participation on the board of directors of acquired companies. In addition, Mr. Shaw worked closely with senior management to develop long-term strategic plans, to evaluate acquisitions and new investment opportunities, to assist with refinancing, and to execute on the final sale of the company either to the public or to another company. Mr. Shaw also served as a consultant to Merrill Lynch Capital Partners Inc., a private investment firm associated with Merrill Lynch & Co., Inc., from 1994 through 2000. Mr. Shaw holds an M.B.A. from the Wharton School of Business and a B.A. from Duke University. His extensive financial and business management experience provides the board a unique perspective on the issues facing companies in our industry.

Brian K. Meyers joined us in 2002 and currently serves as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Meyers has more than 25 years of accounting and financial management experience. Prior to joining Lincoln, Mr. Meyers served as Vice President and Controller for Candie’s Inc. and began his career in 1989 with Richard A. Eisner (currently EisnerAmper LLP), a public accounting firm. He is a Certified Public Accountant and holds a B.S. in Accounting from Wagner College.

Stephen M. Buchenot joined us in 1992 and currently serves as Executive Vice President of Campus Operations and oversees the operations of all campuses and Admissions.  He entered the vocational training industry in 1982 and he has held various positions, including Regional Controller, Campus President and Regional Operations Manager.  Over the years, he has participated in and taken a leadership role with various state educational associations, including the Missouri Association of Private Career Schools and the Maryland Association of Private Career Schools. Mr. Buchenot is a graduate of Loyola University, Chicago, Illinois.

Information on the Board of Directors

Directors are expected to attend our annual meetings of shareholders, board meetings and meetings of the committees on which they serve. They are also expected to prepare for meetings in advance and to dedicate the time at each meeting as necessary to properly discharge their responsibilities. Informational materials, useful in preparing for meetings, are distributed in advance of each meeting. In 2019, there were ten meetings of the Board of Directors, and, other than Messrs. Bartholdson and Carney who only recently joined the Board, each of the directors attended all of the meetings of the Board of Directors and its committees on which he or she served. In addition, all of our directors, other than Messrs. Bartholdson and Carney who only recently joined the Board, attended our 2019 Annual Meeting of Shareholders.

Director Qualifications

The Board of Directors believes that its members possess a variety of skills, qualifications, experience and attributes that contribute to the Board of Directors’ ability to oversee our operations and the growth of our business.  The following chart sets forth the various skills, qualifications, experience and attributes of our directors.  For additional information regarding each of our directors, see “Board of Directors and Executive Officers” above.

Board of Directors Skills Matrix

Director	CEO/ Senior Officer(1)	Industry Experience(2)	Governance/ Board Experience(3)	Financial Acumen(4)	Business Development/ M&A Experience(5)	Independent(6)
Alvin O. Austin	✓	✓	✓			✓
John A. Bartholdson			✓	✓	✓	✓
Peter S. Burgess			✓	✓	✓	✓
James J. Burke, Jr.	✓	✓	✓	✓	✓	✓
Kevin M. Carney	✓		✓	✓	✓	✓
Celia H. Currin			✓			✓
Ronald E. Harbour	✓	✓	✓		✓	✓
J. Barry Morrow	✓	✓	✓		✓	✓
Scott M. Shaw	✓	✓	✓	✓	✓

(1)	CEO/Senior Officer – Experience working as a CEO or senior officer of an organization.

(2)	Industry Experience – Senior executive experience in one or more of the Company’s primary or related industries.

(3)	Governance/Board Experience – Prior or current experience as a board member of an organization (public, private, or non-profit sectors).

(4)
Financial Acumen – Experience in financial accounting and reporting, including persons designated by the Board of Directors as audit committee financial experts.  Familiarity with internal financial controls.  Also includes professional experience in corporate finance, especially with respect to debt and equity markets.

(5)	Business Development/ M&A Experience – Experience with business development, mergers and acquisitions and/or divestitures.

(6)	Independent – Determined by the Board of Directors to be an independent director. See “Director Independence”.

Board Diversity

The Nominating and Corporate Governance Committee, in accordance with the Board’s governance principles, seeks to create a Board that, as a whole, is strong in its collective knowledge and has a diversity of skills and experience with respect to vision and strategy, management and leadership, business operations, business judgment, crisis management, risk assessment, industry knowledge, accounting and finance, corporate governance and markets in general.  The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that the members of our Board of Directors represent diverse viewpoints. The Nominating and Corporate Governance Committee focuses on diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

Audit Committee

The Audit Committee is comprised of directors Burgess (Chairman), Bartholdson, Carney, Currin and Harbour.  Mr. Bartholdson has served on our Audit Committee since his appointment on November 14, 2019 and Mr. Carney was appointed to the Audit Committee by the Board of Directors on April 24, 2020. The Audit Committee held four meetings in 2019. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.lincolntech.edu.  The Audit Committee is directly responsible for the oversight of, among other things, our accounting and financial reporting processes; the quality and integrity of our financial statements; the quality and integrity of our system of internal controls; our compliance with laws and regulations; our independent auditor’s qualifications and independence; and the audit of our financial statements by a qualified independent auditor.

To fulfill these responsibilities, the Audit Committee will be aware of the current areas of greatest financial risk to us and understand management’s assessment and management of the risks; consider the effectiveness of our disclosure controls and procedures to promote timely, accurate, compliant and meaningful disclosure in our periodic reports filed with the Securities and Exchange Commission (“SEC”); periodically review with the independent auditors their assessment as to the adequacy of our structure of internal controls over financial accounting and reporting, and their qualitative judgments as to the accounting principles employed and related disclosures by us and the conclusions expressed in our financial reports;  review with management and the independent auditors our accounting policies and practices to ensure they meet the requirements with respect to the Financial Accounting Standards Board, the SEC, the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board; select, evaluate and, if necessary, replace our independent auditors; actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors; engage advisors, as the committee determines is necessary, to carry out its duties; meet with the independent auditors, the internal auditors and senior management to review the scope and methodology of the proposed audit; discuss with management policies and practices regarding earnings press releases, as well as financial information and earnings guidelines provided to analysts and rating agencies to the extent required by applicable law or listing standards; set clear hiring policies with respect to any current or former employees of our independent auditors; and establish procedures for the receipt, retention and treatment of complaints we receive regarding our internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of their concerns regarding our internal accounting controls and auditing matters.  The Audit Committee is also charged with reviewing and approving all related person transactions.

The Board of Directors has determined that Mr. Burgess is an “audit committee financial expert” within the meaning of the regulations of the SEC.  Messrs. Bartholdson, Burgess, Carney and Harbour and Ms. Currin are independent directors under the Sarbanes Oxley Act of 2002 and the NASDAQ listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of directors Austin (Chair), Bartholdson, Burke and Harbour. Mr. Bartholdson has served on our Nominating and Corporate Governance Committee since his appointment on November 14, 2019.  The Nominating and Corporate Governance Committee held three meetings in 2019. The charter for the Nominating and Corporate Governance Committee is published on our website at www.lincolntech.edu. The Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company’s corporate governance guidelines that have been adopted by the Board of Directors.  The Nominating and Corporate Governance Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and appointments of directors as members of the committees of the Board of Directors.

Nomination Process. The Nominating and Corporate Governance Committee considers candidates for directors suggested by shareholders for elections to be held at an annual meeting of shareholders. Shareholders can suggest qualified candidates for directors by complying with the advance notification and other requirements of the Company’s bylaws regarding director nominations. Director nomination materials submitted in accordance with the Company’s bylaws will be forwarded to the Chair of the Nominating and Corporate Governance Committee for review and consideration. Director nominees suggested by shareholders will be evaluated in the same manner, and subject to the same criteria, as other nominees evaluated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee also considers candidates for director suggested by its members, other directors and management and may from time to time retain a third-party executive search firm to identify director candidates for the Nominating and Corporate Governance Committee.

Generally, once the Nominating and Corporate Governance Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to it with the recommendation of the candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the board and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors, including, without limitation, the nominee’s management, leadership and business experience, skills such as financial literacy and knowledge of directorial duties, diversity, integrity and professionalism.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as audit committee expertise) and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee is comprised of directors Currin (Chair), Bartholdson, Burke and Austin. Mr. Bartholdson has served on our Compensation Committee since his appointment on November 14, 2019. The Compensation Committee held two meetings in 2019. Each member of the Compensation Committee meets the independence requirements under the NASDAQ listing standards. The charter for the Compensation Committee is published on our website at www.lincolntech.edu. The Compensation Committee has the authority to develop and maintain a compensation policy and strategy that creates a direct relationship between pay levels and corporate performance and returns to shareholders;  recommend compensation, special benefits, perquisites, and incidental benefits to our board for approval;  review and approve annual corporate and personal goals and objectives to serve as the basis for the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of the goals and, based on such evaluation, determine the chief executive officer’s compensation;  determine the annual total compensation for our named executive officers;  with respect to our equity-based compensation plans, approve the grants of stock options and other equity-based incentives as permitted under our compensation plans;  review and recommend compensation for non-employee directors to our board; and  review and recommend employment agreements, severance arrangements and change in control plans that provide for benefits upon a change in control, or other provisions for our executive officers and directors, to our board. The Compensation Committee may retain compensation consultants having special competence to assist it in evaluating director and executive compensation and may also retain counsel, accountants or other advisors, in its sole discretion. The Compensation Committee did not retain a compensation consultant in 2019. The Compensation Committee also has the power to delegate its authority and duties to subcommittees or individual members of the committee, as it deems appropriate in accordance with applicable laws and regulations.

Committee Membership

The table below lists the current membership of each committee and the number of committee meetings held in 2019:

Name	Audit	Nominating and Corporate Governance	Compensation
Alvin O. Austin		Chair	✓
John W. Bartholdson	✓	✓	✓
Peter S. Burgess	Chair
James J. Burke, Jr.		✓	✓
Kevin M. Carney	✓
Celia H. Currin	✓		Chair
Ronald E. Harbour	✓	✓
J. Barry Morrow
Scott M. Shaw
2019 Meetings	4	3	2

Director Independence

Our Board of Directors has a majority of independent directors as is required by the NASDAQ Marketplace Rules. Our Board of Directors has determined that each of our director nominees other than Scott M. Shaw, our Chief Executive Officer, is an “independent director” as such term is defined under the NASDAQ listing rules.  All of the members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are independent directors.

Board Leadership Structure

Currently, the roles of Chief Executive Officer and Chairman of the Board of Directors are held by different individuals.  In the past, the position of Chief Executive Officer and Chairman were combined when deemed appropriate by the Board of Directors.

Our Board of Directors has adopted a flexible policy regarding the issue of whether the positions of Chairman and Chief Executive Officer should be separate or combined.  Our Board of Directors regularly evaluates whether the interest of the Company and its shareholders are best served at any particular time by having the Company’s Chief Executive Officer or another director hold the position of Chairman.  Our Board of Directors believes that no single, one-size fits all, board-leadership model is universally or permanently appropriate. This structure has proven especially useful to facilitate executive leadership training, succession, and orderly transitions. At present, the Board of Directors believes that its current structure effectively maintains independent oversight of management.

As Non-Executive Chairman of the Board of Directors, J. Barry Morrow ensures that the Board of Directors fulfills its oversight and governance responsibilities and directs the activities and meetings of the Board of Directors. In addition, Mr. Morrow is responsible for coordinating the activities of the non-employee directors and leading executive sessions of the non-employee directors, which are generally held in conjunction with each regularly scheduled Board of Directors meeting.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the risk management of the Company. This is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

Fundamental aspects of the Board of Directors’ risk management oversight activities include:

•	understanding the key drivers of success for our business and the associated major risks inherent in our operations and corporate strategy;

•	overseeing that appropriate risk management and control procedures are implemented by management and developing and maintaining an effective risk dialogue with management; and

•
crafting the right Board of Directors for our Company, including ensuring that the Board of Directors has the right mix of background, skills and experience and an appropriate committee structure to carry out its oversight responsibilities effectively.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors.  The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to legal and compliance issues.  The Nominating and Corporate Governance Committee, in addition to making recommendations with respect to corporate governance matters and nominations of directors, manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business which are appropriately balanced and do not motivate employees to take imprudent risks. All committees report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

The Company has reviewed its compensation programs and considered the extent to which its compensation policies and practices influence the behaviors of our executives and other employees with respect to taking business risks that could affect the Company.  We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company, either individually or in the aggregate.

Compensation Committee Interlocks and Insider Participation

Ms. Currin and Messrs. Burke and Austin served on the Compensation Committee during the entire 2019 fiscal year. Mr. Bartholdson has served on our Compensation Committee since his appointment on November 14, 2019.  During the 2019 fiscal year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;
•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;
•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	none of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and
•
none of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables provide information regarding the beneficial ownership of our Common Stock as of the Record Date by (1) each of our directors, (2) each of our named executive officers, (3) all directors and executive officers as a group, and (4) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock.  This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders named below.  Except as otherwise indicated, we believe, based on information furnished by such owners, that the beneficial owners of our Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the Company’s knowledge, and as reported to us or filed with the SEC, as of the Record Date, the only persons or groups that are known to us to be the beneficial owners of more than 5% of the Company’s outstanding stock are:

Name and Address of Beneficial Owner	Common Stock				Series A Preferred Stock
	Shares(1)		%(1)		Shares(1)		%(1)

Juniper Investment Company, LLC (2) 555 Madison Avenue, 24th Floor New York, NY 10022	5,656,472	(2)	18.1	% (2)	11,200	(3)	88.2	% (3)

Heartland Advisors, Inc. (4) 789 North Water Street Milwaukee, WI 53202	3,334,010		12.6%

Paradice Investment Management, LLC. (5) 257 Fillmore Street, Suite 200 Denver, CO 80206	2,614,753		9.9%

Nantahala Capital Management, LLC (6) 19 Old Kings Highway S, Suite 200 Darien, CT 06820	2,436,805		9.2%

Talanta Investment Group, LLC (7) 401 N. Tryon Street, 10th Floor Charlotte, NC 28202	2,449,643	(7)	9.1	% (7)	1,500	(7)	11.8	% (7)

Alyeska Investment Group, L.P. (8) 77 West Wacker Drive, 7th floor Chicago, IL 60601	2,376,145		9.0%

22NW, LP (9) 1455 NW Leary Way, Suite 400 Seattle, WA 98107	1,767,459		6.7%

(1)
As of the close of business on April 27, 2020, there were 26,364,521 shares of our Common Stock and 12,700 shares of our Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted upon. Holders of Series A Preferred Stock are entitled to vote with the holders of Common Stock, and not as a separate class, on an as-converted basis, on all matters except the election of the Series A Preferred Stock Director, which will be determined solely by the holders of our Series A Preferred Stock. As of April 27, 2020, each Series A Preferred Share may be converted into 442.373 shares of Common Stock or an aggregate of 5,618,137 shares of Common Stock.

(2)
Based on information in a statement on Schedule 13D filed with the SEC on November 22, 2019 by Juniper Investment Company, LLC and a subsequent SEC filing on December 13, 2019 on Form 4. Juniper Investment Company, LLC (“Juniper Investment Company”) is the investment advisor to Juniper Targeted Opportunities Fund, L.P. (“Juniper Targeted Opportunities”) and Juniper Targeted Opportunity Fund, L.P. (“Juniper Fund”). Juniper Targeted Opportunities holds 7,700 shares of Series A Preferred Stock which is entitled to vote 3,406,272 Conversion Shares issuable upon conversion of such shares of Series A Preferred Stock on all matters being considered by the holders of our Common Stock. Juniper Fund holds 677,450 shares of Common Stock and 3,500 shares of Series A Preferred Stock which is entitled to vote 1,548,305 Conversion Shares issuable upon conversion of such shares of Series A Preferred Stock on all matters being considered by the holders of our Common Stock. Each of Alexis P. Michas and John A. Bartholdson serves as the managing member of Juniper Investment Company and the general partners of Juniper Targeted Opportunities and the Juniper Fund and as a result each of Juniper Investment Company, Mr. Michas and Mr. Bartholdson share voting and dispositive power over an aggregate of  5,632,027 Common Shares as follows (i) 677,450 shares of Common Stock held by Juniper Fund and (ii) an aggregate of 4,954,577 Conversion Shares held by Juniper Targeted Opportunities and the Juniper Fund on the record date. In addition, Mr. Michas and Mr. Bartholdson owns 16,393 shares and 8,052 shares of Common Stock, respectively. For purposes of calculating the ownership percentage of Common Stock, the 5,656,472 Common Shares listed under Juniper Investment Company (which includes the shares of Common Stock held by Mr. Michas and Mr. Bartholdson) were divided by the sum of 26,364,521 shares of Common Stock outstanding on the record date and 4,954,577 Conversion Shares issuable upon conversion of the Series A Preferred Stock held by Juniper Targeted Opportunities and Juniper Fund on the record date. The principal business office address of each of Juniper Investment Company, Juniper Targeted Opportunities, Juniper Fund, Mr. Michas and Mr. Bartholdson is 555 Madison Avenue, 24th Floor, New York, NY 10022.

(3)
Juniper Investment Company is the investment advisor to Juniper Targeted Opportunities and Juniper Fund which holds 7,700 shares and 3,500 shares, of Series A Preferred Stock, respectively.  Each of Alexis P. Michas and John A. Bartholdson serves as the managing member of Juniper Investment Company and the general partners of Juniper Targeted Opportunities and the Juniper Fund.  Each of Mr. Michas, Mr. Bartholdson and Juniper Investment Company share voting and dispositive power over 11,200 shares of Series A Preferred Stock and the 4,954,577 Conversion Shares issuable upon conversion of the Series A Preferred Stock held on the record date by Juniper Targeted Opportunities and Juniper Fund.

(4)
Based on the information reported in a statement on Schedule 13G/A filed with the SEC on January 28, 2020 by Heartland Advisors, Inc. (“Heartland”) and William J. Nasgovitz.  The amendment states that Heartland, a registered investment advisor, and William J. Nasgovitz have shared voting power as to 3,000,001 of these shares and shared dispositive power as to all of these shares.  The principal business office address of Heartland and Mr. Nasgovitz is 789 North Water Street, Milwaukee, WI 53202.  We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A.

(5)
Based on the information reported in a statement on Schedule 13G/A filed with the SEC on February 13, 2018 by Paradice Investment Management LLC (“Paradice LLC”) and Paradice Investment Management Pty Ltd (“Paradice Ltd”).  The amendment states that Paradice LLC and Paradice Ltd have shared voting power as to 2,132,290 of these shares and shared dispositive power as to all of these shares.  The principal business office address of Paradice LLC is 257 Fillmore Street, Suite 200, Denver, CO 80206.  The principal business office address of Paradice Ltd is The Chifley Tower, Level 27, 2 Chifley Square, Sydney, NSW 2000, Australia. We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A.

(6)
Based on the information reported in a statement on Schedule 13G/A filed with the SEC on February 13, 2020 by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Daniel Mack.  The amendment states that Nantahala and Messrs. Harkey and Mack have shared voting and dispositive power as to all of these shares.  The principal business office address of Nantahala and Messrs. Harkey and Mack is 19 Old Kings Highway S, Suite 200, Darien, CT 06820.  We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A.

(7)
Based on the information in a statement on Schedule 13D/A filed with the SEC on November 14, 2019 by Talanta Investment Group, LLC, (“Talanta Investment”). Talanta Fund, L.P. (“Talanta Fund”) holds 1,786,083 shares of Common Stock and 1,500 shares of Series A Preferred Stock, which is entitled to vote 663,560 Conversion Shares issuable upon conversion of such shares of Series A Preferred Stock on all matters being considered by the holders of our Common Stock. Talanta Investment is the general partner of Talanta Fund and Justyn R. Putnam is the managing member of Talanta Investment. For purposes of calculating the ownership percentage of common stock, the 2,449,643 Common Shares listed for Talanta Investment were divided by the sum of 26,364,521 shares of Common Stock outstanding on the record date and 663,560 Conversion Shares issuable upon conversion of the Series A Preferred Stock held by Talanta Fund on the record date. The principal business office address of Talanta and Mr. Putnam is 401 N. Tryon Street, 10th Floor, Charlotte, NC 28202.  We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13D/A.

(8)
Based on the information reported in a statement on Schedule 13G filed with the SEC on February 14, 2020 by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, Alyeska Fund Group 2 GP, LLC (collectively, “Alyeska”) and Anand Parekh.  The amendment states that Alyeska and Anand Parekh have shared voting and dispositive power as to all of these shares.  The principal business office address of Alyeska and Mr. Parekh is 77 West Wacker Drive, 7th floor, Chicago, IL 60601.  We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

(9)
Based on the information in a statement on Schedule 13G filed with the SEC on February 14, 2020 by 22NW, LP (“22NW”).  The Schedule 13G indicates that 22NW has sole voting and sole dispositive power as to all of these shares.  The principal business office address of 22NW is 1455 NW Leary Way, Suite 400, Seattle, WA 98107.  We have not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as to the beneficial ownership of shares of our Common Stock as of the Record Date of each director and each named executive officer and all directors and executive officers of the Company, as a group.  Except as otherwise indicated in the footnotes to the table, each individual has sole investment and voting power with respect to the shares of common stock set forth.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Beneficially Owned (1)
Named Executive Officers
Scott M. Shaw (2)	804,230	3.1%
Brian K. Meyers (3)	285,814	1.1%
Stephen M. Buchenot (4)	206,356	*
Non-Employee Directors
J. Barry Morrow (5)	209,838	*
Alvin O. Austin (6)	125,535	*
John W. Bartholdson (7)	5,640,079	18.0%
Peter S. Burgess (8)	146,084	*
James J. Burke, Jr. (9)	216,119	*
Kevin M. Carney (10)	-
Celia H. Currin (11)	145,482	*
Ronald E. Harbour (12)	53,085	*
All executive officers and directors as a group (5)	7,832,622	25.0%

*	Less than 1%.

(1)
Applicable percentages are based on 26,364,521 shares of Common Stock outstanding as of April 27, 2020, except for Mr. Bartholdson and all executive officers and directors as a group, which also includes 4,954,577 Conversion Shares issuable upon conversion of the Series A Preferred Stock held by Juniper Targeted Opportunities and Juniper Fund. For purposes of this table, (i) a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date that such person or group has the right to acquire within 60 days after such date and (ii) unless otherwise stated, the address for each named person is 200 Executive Drive, Suite 340, West Orange, New Jersey 07052.

(2)	Includes (i) 551,654 shares of Common Stock held by Mr. Shaw and (ii) 252,576 shares of restricted Common Stock.

(3)	Includes (i) 99,000 shares of Common Stock held by Mr. Meyers and (ii) 186,814 shares of restricted Common Stock.

(4)	Includes (i) 71,559 shares of Common Stock held by Mr. Buchenot and (ii) 134,797 shares of restricted Common Stock.

(5)	Includes (i) 178,994 shares of Common Stock held by Mr. Morrow and (ii) 30,844 shares of restricted Common Stock.

(6)	Includes (i) 107,678 shares of Common Stock held by Mr. Austin and (ii) 17,857 shares of restricted Common Stock.

(7)
Includes (i) 8,052 shares of Common Stock held by Mr. Bartholdson (ii) 677,450 shares of Common Stock held by Juniper Fund and (iii) the 4,954,577 Conversion Shares issuable upon conversion of the 11,200 shares of Series A Preferred Stock held by Juniper Targeted Opportunities and Juniper Fund on the record date, over which Mr. Bartholdson shares voting and dispositive power with Mr. Michas and Juniper Investment Company.  The principal business office address of Mr. Bartholdson is 555 Madison Avenue, 24th Floor, New York, NY 10022.

(8)	Includes (i) 128,227 shares of Common Stock held by Mr. Burgess and (ii) 17,857 shares of restricted Common Stock.

(9)	Includes (i) 198,262 shares of Common Stock held by Mr. Burke and (ii) 17,857 shares of restricted Common Stock.

(10)	Mr. Carney held zero shares of Common Stock and zero shares of restricted Common Stock.

(11)	Includes (i) 127,625 shares of Common Stock held by Ms. Currin and (ii) 17,857 shares of restricted Common Stock.

(12)	Includes (i) 35,228 shares of Common Stock held by Mr. Harbour and (ii) 17,857 shares of restricted Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, file with the SEC reports of initial ownership of the Company’s Common Stock and subsequent changes in that ownership and furnish the Company with copies of all forms they file with the SEC pursuant to Section 16(a) of the Exchange Act. Subject to the foregoing, to the Company’s knowledge based solely on a review of the copies of the reports furnished to the Company and/or written representations received from the Company’s directors, officers and greater than 10% beneficial owners that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the Company’s 2019 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

We have various equity compensation plans under which equity securities are authorized for issuance. Information regarding these securities as of December 31, 2019 is as follows:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)
Equity compensation plans approved by security holders	116,000	$10.56	1,451,656
Equity compensation plans not approved by security holders	-	-	-
Total	116,000	$10.56	1,451,656

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our executive officer compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  Later in this proxy statement under the heading “Executive Compensation,” are a series of tables containing specific information about the compensation earned or paid in 2019 to the following individuals, whom we refer to as our “named executive officers” or “NEOs.”

In 2019, the Company had three named executive officers:

•	Scott M. Shaw, our President and Chief Executive Officer;
•	Brian K. Meyers, our Executive Vice President, Chief Financial Officer and Treasurer;
•	Stephen M. Buchenot, our Executive Vice President of Campus Operations.

The discussion below is intended to aid in understanding the information provided in the tables that follow and put that information into context within our overall compensation program.

Executive Summary

2019 Advisory Vote on Executive Compensation

At the 2019 Annual Meeting of the Company’s shareholders, we held a non-binding advisory “say-on-pay” vote on our executive compensation program as set forth in our proxy statement dated April 30, 2019, which was filed with the SEC on that date.  Approximately 82% of the votes cast on the say-on-pay proposal voted in favor of the program.

Performance-Based Executive Compensation

•	For 2019 and 2018, the Company did not award any performance-based or time-based restricted stock.

•
We maintain an annual performance-based Management Incentive Compensation Plan (the “MIC Plan”).  Payments under the MIC Plan are based on the attainment of predetermined net income, revenue and company-wide quality focused outcome targets. The terms of these awards are described in more detail below under “2019 Annual Performance-Based Incentive Compensation.”

■	In 2019, our NEOs received payment of 42.4% of their MIC Plan target award opportunity.

■	In 2018, our NEOs received payment of 50% of their MIC Plan target award opportunity.

The Compensation Committee believes that these practices highlight the close link between pay and performance under our executive officer compensation program.

Recent Changes to Compensation Program

Over the past few years, we made key changes to our annual cash and long-term stock incentive compensation program to enhance our pay-for-performance philosophy to better align the interests of our executives with those of our shareholders.  These changes reflect our continuing commitment to improving our pay-for-performance alignment, while embracing contemporary compensation and governance best practices.  The changes included the following:

■
eliminating the individual performance component of our annual incentive compensation plan and adding a component linked to company-wide quality focused outcomes that directly impact the Company’s overall health and viability (placement rates, graduation rates and cash collections);

■	capping the maximum amount payable under the annual incentive compensation plan at 200% of target; and

■	granting performance-based restricted stock that vests upon the attainment of EBITDA targets during each year.

The Compensation Committee continually reviews the executive compensation program and may, from time to time, modify certain aspects of the program to ensure that it remains aligned with the interests of the Company’s shareholders.

Sound Compensation Governance Practices.

The Company seeks to implement and maintain sound compensation governance practices to ensure adherence to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with the financial interests of the Company’s shareholders. Highlights of our practices include:

•	Cap on Annual Incentive Compensation. The aggregate maximum annual incentive award that can be earned by each of our named executive officers is capped at 200% of their target.

•
No Executive Retirement Programs.  We do not maintain enhanced retirement arrangements for our executive officers.  Executive officers are eligible to participate in our 401(k) plan in the same manner as all other employees.

•
No tax gross-ups.  As discussed below under the heading “Employment Agreements and Change in Control Benefits,” we do not provide our executive officers with tax gross-ups for “excess parachute payments” upon a change in control.

Compensation Philosophy and Objectives

The Company and the Compensation Committee believe that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis, and that such compensation should assist us in attracting and retaining key executives that are critical to our long-term success.

Our compensation program is designed to offer executive officers competitive compensation based on our performance and the individual’s contribution, performance and leadership in the execution of our business model.  Our compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and enhancement of shareholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to our long-term success and competitiveness.  Our compensation goals are further intended to mitigate incentives for our executives who take excessive risks that may be adverse to the Company and our shareholders in the long-term.

The Compensation Committee has reviewed all components of the compensation for the named executive officers, including salary, annual incentives, equity and long-term incentive compensation, accumulated realized and unrealized stock options, the dollar value to the executive and cost to the Company of all perquisites, and the actual projected payout obligations under potential severance and change in control scenarios.

Setting Executive Compensation

We intend to continue our strategy of compensating our executives through programs that emphasize performance-based incentive compensation.  We have structured annual cash and long-term equity incentive compensation to both motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals.  Our executive compensation program is further designed to discourage excessive risk taking by assessing performance across multiple dimensions and metrics, including both regulatory performance and student outcomes.

For the named executive officers, the main components of our compensation program are base salary, an annual performance-based cash incentive and long-term performance-based restricted stock.  In allocating compensation among these components, the Compensation Committee believes that the compensation of senior management, the levels of management having the greatest ability to influence our performance, should be predominately performance-based.  Base salary is intended to provide a certain level of income commensurate with an executive’s position, responsibilities, and contributions to the Company.

The annual performance-based cash incentive compensation focuses on short-term performance while the performance-based restricted stock is tied to achievement of performance over a longer period of time.  This mix of short- and long-term incentives provides sufficient rewards to motivate near-term performance, while at the same time providing significant incentives to keep our executives focused on longer term corporate goals that drive shareholder value.  In addition, we believe this balance of short-term and long-term incentive compensation and the mix of varied performance metrics helps mitigate the incentive for executives to take excessive risk that may have the potential to harm the Company in the long-term.

Compensation for Scott M. Shaw, our President and Chief Executive Officer, is based on the Compensation Committee’s independent assessment of his performance during the year.  Our President and Chief Executive Officer plays a significant role in setting the compensation for the other named executive officers by presenting an evaluation of each executive’s performance and his recommendation for levels of their compensation.  The Compensation Committee makes all final decisions with respect to the total compensation package for each of the named executive officers and has the authority to accept, reject, or modify these recommendations in connection with its determination.  The Compensation Committee may retain compensation consultants having special competence to assist it in evaluating the compensation of the named executive officers, in its sole discretion. The Compensation Committee did not retain a compensation consultant in 2019.

Base Salary

Base salaries for our named executive officers are based on job responsibilities and individual contribution with reference to base salary levels of executives at comparable publicly held companies.  The Compensation Committee also considers several other factors in setting base salaries, including the executive’s experience and tenure, our overall annual budget for merit increases and pre-tax profit, the executive’s individual performance, changes in the executive’s responsibility and the executive’s overall contribution to our success.  We review salary levels annually to recognize these factors.  We do not target base salary at any particular percentage of total compensation.

2019 Annual Performance-Based Incentive Compensation

Our named executive officers are eligible to participate in the MIC Plan.  Under the MIC Plan, the Compensation Committee approves the calculation of performance-based cash incentive opportunity for our named executive officers by taking into account certain financial performance targets and as well as company-wide quality focused outcomes.  Awards under the MIC Plan reflect the Compensation Committee’s belief that a significant portion of the total annual compensation of each named executive officer should be contingent upon the overall financial performance of the Company as well as the attainment of corporate initiatives relating to student outcomes and shareholder value.  For 2019, the Compensation Committee set the target incentive compensation award levels at 100% of base salary for Mr. Shaw, 75% of base salary for Mr. Meyers and 50% of base salary for Mr. Buchenot.  The maximum amount payable to each named executive officer is 200% of his or her target incentive compensation award.

The 2019 performance measures under the MIC Plan, including their relative weightings, are as follows:

Performance Measure	Percentage of Total Incentive Compensation Opportunity 2019
Net Income/Loss	47%
Revenue	33%
Company-Wide Quality Focused Outcomes	20%

At the beginning of 2019, the Compensation Committee set target goals for each of the above performance measures.  In general, the Compensation Committee sets the net income and revenue performance targets above the performance targets publicly announced for the Company.  This is consistent with the Compensation Committee’s philosophy that performance-based annual compensation awards should incent our named executive officers to attain better than average performance.

Net Income / Loss Component.  For 2019, 47% of each named executive officer’s target incentive opportunity was based on the achievement of net income goals.  The named executive officers could earn a portion of their target incentive opportunity if the Company’s net income was within 10% of our target goal.  The percentage of the net income component paid decreases by 10% for each percentage point that actual performance was below the target net income goal.  No payments are made with respect to the net income component if actual performance was at or below 90% of the target net income goal.  Our named executive officers could earn more than their target net income component if the Company’s net income was greater than the target goal.  The percentage increases by 8% for each percentage point that actual performance was above the target net income goal.

For 2019, the Compensation Committee set a net income goal of $2.2 million.  Actual adjusted consolidated net income was $2.0 million.  As a result, the Company achieved 11.7% of the 47% of target incentive opportunity attributable to net income.

Revenue Component.  For 2019, 33% of each named executive officer’s target incentive opportunity was based on the achievement of revenue goals.  The named executive officers could earn a portion of their target incentive opportunity if our revenues were within 10% of our target goal.  The percentage of the revenue component paid decreases by 10% for each percentage point that actual performance was below our target revenue goal.  No payments are made with respect to the revenue component if actual performance was at or below 90% of our target revenue goal.  Our named executive officers could earn more than their target revenue component if our revenues were greater than the target goal.  The percentage increases by 8% for each percentage point that actual performance was above the target revenue goal.

For 2019, the Compensation Committee set a revenue goal of $295.3 million. Actual adjusted consolidated revenues were $273.3 million. As a result, the Company achieved 8.5% of the 33% of their target incentive opportunity attributable to revenue.

Company-Wide Quality Focused Outcomes Component.  Each of our named executive officers could earn 20% of their target incentive opportunity for the achievement of company-wide quality focused outcomes.   The performance goals related to the achievement of specific aspects of the Company’s business strategy and corporate initiatives relating to student outcomes and to shareholder value.

No payments are made with respect to each initiative of the company-wide quality focused outcomes component if the specified target for such initiative was not attained.  Our named executive officers could earn more than their target incentive opportunity for this component if performance with respect to one or more of the initiatives was greater than the target goal.  The percentage increases by 8% for each percentage point that actual performance was above the target goal for the initiative.

For 2019, we targeted a student retention rate of 66.5%.  The actual student retention rate was 67.9%.  As a result, the Company achieved 22.2% of the 20% of target incentive opportunity attributable to Company-wide quality focused outcomes in 2018.

Aggregate Incentive Compensation Paid under MIC Plan. Based on the above, for 2019, each of our named executive officers received an aggregate incentive award under the MIC of 42.4% of his respective target incentive opportunities as set forth below:

Named Executive Officer	Target 2019 MIC Plan Award ($)	Total 2019 MIC Plan Payment ($)
Scott M. Shaw	500,000	211,805
Brian K. Meyers	262,650	111,261
Stephen M. Buchenot	144,947	61,401

Long-Term Stock Incentives

Stock incentives focus executives’ attention on the Company from the perspective of an owner with an equity stake in the business.  The Compensation Committee believes that the Company’s long-term performance is achieved through an ownership culture that encourages long-term performance by our named executive officers through grants of stock-based awards.  Our shareholder-approved Lincoln Technical Institute Management 2005 Long-Term Incentive Plan provides for the grant of stock options, restricted stock, performance stock and other equity-based awards.  Equity awards are generally made at the discretion of the Compensation Committee based on a multiplicity of factors, including total compensation at peer companies, the level of equity ownership of the executives, and judgments of individual performance during the year.

In 2011, the Compensation Committee implemented a restricted stock program pursuant to which our named executive officers receive awards of both time-based restricted stock and performance-based restricted stock.  The Compensation Committee believes that a combination of time-based and performance-based restricted stock grants will better align the interests of our named executive officers with those of our shareholders.  The EBITDA targets are set by the Compensation Committee at the beginning of each applicable year.  If the applicable EBITDA target is not attained, the Compensation Committee has the discretion to determine that the performance-based restricted stock that would have vested had the target been attained will not be forfeited but, instead, will be subject to a catch-up EBITDA target to be set in the subsequent year.  A catch-up target is a stretch goal that requires a greater level of performance than the performance goal set for the applicable performance period.  In addition, notwithstanding the attainment of the applicable performance targets, the Compensation Committee has the discretion to determine that all or a portion of performance-based restricted stock will not vest based on facts and circumstances occurring after the date of grant that the Compensation Committee deems relevant.

Time-Based Restricted Stock

On February 28, 2019, the Compensation Committee awarded time-based restricted stock to certain members of our management, including each of our name executive officers.  The restricted stock vests ratably over three years on the first through third anniversary dates of the grant date.

The Compensation Committee did not award any time-based restricted stock to any of our NEOs in 2018.

Performance-Based Restricted Stock

The Compensation Committee did not award any performance-based restricted stock to any of our NEOs in 2019 or 2018.

No Backdating or Spring Loading

The Company does not backdate options or grant options retroactively.  In addition, we do not plan to coordinate grants of options, restricted stock or other equity awards so that they are made before announcement of favorable information or after announcement of unfavorable information.  Stock options are granted at fair market value on the date the option grants are approved by our Compensation Committee.  Fair market value has been consistently determined as the closing price on the NASDAQ Global Select Market on the grant date.  All option grants and restricted stock awards require the approval of the Compensation Committee.  The Company’s general practice is to grant options and restricted stock only on the date of a regularly scheduled Compensation Committee meeting, although there are occasions when grants have been made on other dates.

Comparative Data

The Company has not implemented a formal benchmarking process and does not target named executive officer compensation at a specified level of a peer group.  In 2019, the Compensation Committee informally reviewed compensation information set forth in public filings with the SEC (including base salaries, annual incentive bonuses and equity-based compensation) for the following companies:

2U, Inc.	K12 Inc.
Adtalem Global Education Inc.	Strategic Education, Inc.
American Public Education, Inc.	Universal Technical Institute, Inc.
Career Education Corporation	Zovio, Inc.
Grand Canyon Education, Inc.

The purpose of this review was to determine whether the level of compensation proposed to be paid to the Company’s named executive officers during 2019 was outside the range of the compensation paid to the named executive officers at our peer companies, with the understanding that adjustments would be considered if such proposed compensation proved to be significantly outside the range of our peer groups.  After this informal review, the Compensation Committee determined that the compensation proposed to be paid to the Company’s named executive officers was within the peer group range and consequently that no adjustments were required at that time.

The Compensation Committee also reviewed general survey data across a broad cross-section of industries for companies with revenues similar to ours.

Employment Agreements and Change in Control Benefits

The Company has entered into employment agreements with Messrs. Shaw, Meyers and Buchenot.  Each of these agreements will expire on December 31, 2020.  The employment agreements are described below under “Employment Agreements.”

The employment agreement for each of Messrs. Shaw, Meyers and Buchenot provides that upon a change in control of the Company, the term of the agreement will be automatically extended for an additional two-year term commencing on the date of the change in control and ending on the second anniversary of the date of the change in control.  Each employment agreement further provides that all stock options and restricted stock awards held by the named executive officer will immediately vest upon the occurrence of a change in control of the Company.

We do not provide our executive officers with tax gross-ups for “excess parachute payments” under Section 280G of the Internal Revenue Code upon a change in control.  In the event that any payment or distribution by us to or for the benefit of our named executive officers would be considered a “parachute payment” for purposes of Section 280G, the amount of such payments may be reduced to the largest amount permissible without triggering excise taxes under Section 4999 of the Internal Revenue Code.

Retirement Plans

The Company maintains a plan qualified under Section 401(k) of the Internal Revenue Code for the benefit of all employees.  Our named executive officers are eligible to participate in this plan on the same terms and conditions as all other employees.  At the discretion of our Board of Directors, we may make discretionary matching and/or profit-sharing contributions into our 401(k) plan for eligible employees, which may be subject to vesting requirements.  We believe that a 401(k) plan encourages our employees to save for future retirement needs by matching 15% of our employee’s annual contributions, up to 6% of total compensation, subject to a compensation limitation and/or a contributions limitation pursuant to the Internal Revenue Code.  In 2019, the Company did not have an employee 401(k) contribution match; therefore, the named executive officers did not receive a matching contribution.

We do not provide any additional retirement benefits for our named executive officers.  None of our named executive officers participate in a non-qualified deferred compensation program or pension arrangement.

Welfare Benefits and Perquisites

Our named executive officers are eligible to participate in our medical and dental health insurance plans, our life insurance plan and our long-term disability insurance plan on the same terms and conditions offered to all other employees.  We also provide our named executive officers with supplemental life insurance.  We believe that the benefits we offer are important components of our comprehensive benefit package, which encourages employees to remain with us.

Pursuant to their employment agreements, we also provide to Messrs. Shaw and Meyers use of a vehicle for business and personal use and pay for associated costs, including automobile insurance, parking and fuel.  The executives are responsible for all taxes related to this benefit.

We do not provide any other perquisites or benefits to our named executive officers and we do not pay any tax gross-ups with respect to any compensation.

Tax Deductibility of Compensation; Accounting

Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a deduction for compensation in excess of $1 million with respect to the Company’s principal executive officer, principal financial officer and one other person who was one of the Company’s three highest paid officers for the year.  The Compensation Committee strives to provide our named executive officers with compensation programs that will preserve the tax deductibility of compensation paid by the Company, to the extent reasonably practicable and to the extent consistent with the Company’s other compensation objectives.  However, the Compensation Committee believes that shareholder interests are best served if it retains the flexibility to compensate executives in a manner intended to promote varying corporate goals, even if certain amounts that may be payable in excess of $1 million may not be deductible under Section 162(m).

The Compensation Committee also takes accounting considerations, including the impact of Financial Accounting Standards Board Accounting Standards Codification 718 Compensation – Stock Compensation, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement.  Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Celia H. Currin, Chair
Alvin O. Austin John A. Bartholdson James J. Burke, Jr.

Executive Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
				(1)	(2)
Scott M. Shaw	2019	500,000	10,000	250,000	211,805	5,241	977,046
President and	2018	500,000	-	-	250,000	5,241	755,241
Chief Executive Officer

Brian K. Meyers	2019	350,200	15,000	127,500	111,261	4,957	608,918
Executive Vice President, Chief	2018	340,000	-	-	127,500	7,170	474,670
Financial Officer and Treasurer

Stephen M. Buchenot	2019	289,893	-	70,360	61,401	4,219	425,873
Executive Vice President of	2018	277,494	-	-	70,362	4,219	352,075
Campus Operations

(1)	Reflects the value of cash incentive awards paid under our MIC Plan as described in the “Compensation Discussion and Analysis.”

(2)
Amounts reflected in this column include the following: (a) the costs related to personal use of a company-owned vehicle for 2019 and 2018, $2,214 for Mr. Shaw and $2,214 for Mr. Meyers; (b) premiums paid on each named executive officer’s life insurance policy for 2019 and 2018 as follows: $3,027 for Mr. Shaw, $2,744 for Mr. Meyers and $4,219 for Mr. Buchenot.

OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR END DECEMBER 31, 2019

Name	Option Awards			Stock Awards		Stock Awards
						Equity Incentive Plan Awards:
	Number of securities underlying unexercised options (#) Exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of shares, units or other rights that have not vested (#)		Market value of shares, or payout units or other rights that have not vested ($)
								(1)
Scott M. Shaw	-			-	-	78,864	(2)	212,933

Brian K. Meyers	-			-	-	40,221	(2)	108,597

Stephen M. Buchenot	-			-	-	22,196	(2)	59,929

(1)	All equity award values are based on a December 31, 2019 closing stock price of $2.70.

(2)
Awarded on February 28, 2019, time-based restricted stock grant awarded to the named executive officer vest ratably on the date of grant and on each of the first through third anniversaries of the grant date.

Potential Payments upon a Termination or Change in Control

The following table summarizes the value of the termination payments and benefits that our named executive officers would receive upon:

•	the executive’s Involuntary Termination (as defined below);

•	a Change in Control (as defined below); or

•	the executive’s Death or Disability.

In each case, the amounts are determined as if the trigger event occurred on December 31, 2019 and equity is valued based on the closing stock price of $2.70 on December 31, 2019.  This table excludes vested account balances under our 401(k) plan, which is generally available to all of our employees.  The terms of the benefits are set forth in the employment agreements of our named executive officers as described immediately following the table.

Payment upon Termination
at Fiscal Year End December 31, 2019

Name	Aggregate Severance	Stock Awards	Benefits	Total
	($)	($)	($)	($)
		(1)	(2)
Scott M. Shaw

Involuntary Termination (3)	2,000,000	212,933	17,896	2,230,829

Change in Control	-	212,933	-	212,933

Death or Disability (6)	500,000	212,933	-	712,933

Termination for Cause or Resignation without Good Reason	-	-	-	-

Brian K. Meyers

Involuntary Termination (4)	1,072,488	108,597	16,965	1,198,049

Change in Control	-	108,597	-	108,597

Death or Disability (6)	262,650	108,597	-	371,247

Termination for Cause or Resignation without Good Reason	-	-	-	-

Stephen M. Buchenot

Involuntary Termination (5)	652,260	59,929	18,440	730,630

Change in Control	-	59,929	-	59,929

Death or Disability (6)	144,947	59,929	-	204,876

Termination for Cause or Resignation without Good Reason	-	-	-	-

(1)
All outstanding stock options, restricted stock and performance-based restricted stock granted by the Company to the named executive officers will become fully vested and immediately exercisable upon (i) a Change in Control (as defined below), (ii) an Involuntary Termination (as defined below) or (iii) upon the executive’s death or disability.

(2)
Includes a cash payment equal to the Company’s estimate of the employer portions of the premiums that would be necessary to continue the executive’s health care benefits coverage until the first anniversary of the executive’s date of termination.

(3)	Consists of a lump sum payment equal to two times the sum of Mr. Shaw’s 2019 base salary and the target amount of his annual performance bonus for 2019.

(4)	Consists of a lump sum payment equal to one and three-quarters times the sum of Mr. Meyer’s 2019 base salary and the target amount of his annual performance bonus for 2019.

(5)	Consists of a lump sum payment equal to one and one-half times the sum of Mr. Buchenot’s 2019 base salary and the target amount of his annual performance bonus for 2019.

(6)	Includes an annual incentive compensation award under the MIC Plan for the year of termination based upon target levels.

Employment Agreements

The Company is party to employment agreements with Messrs. Shaw, Meyers and Buchenot.

Employment Agreement dated November 7, 2018 with Scott M. Shaw

Employment Period.  The agreement provides that Mr. Shaw will serve as our President and Chief Executive Officer through December 31, 2020.

Compensation and Benefits.  Mr. Shaw will receive a minimum annual base salary of $500,000, will be eligible to participate in the MIC Plan and, to the extent eligible, in all of our employee benefit plans, programs and arrangements that are established for, or made available to, our senior executives.   The Company provides to Mr. Shaw a vehicle for his business and personal use and pays the associated costs, including automobile insurance, parking and fuel; Mr. Shaw is responsible for all taxes related to this benefit.

Involuntary Termination.  In the event of an “Involuntary Termination” (as defined below) of Mr. Shaw’s employment, in addition to Mr. Shaw’s right to receive payment of all accrued and unpaid compensation and benefits due to him through the date of termination or resignation of employment, including any accrued unpaid bonuses for a completed year, we will pay him: (1) two times the sum of (a) his base salary, as is then in effect; and (b) the target amount of the annual performance bonus for him in the year in which the termination occurs; (2) unreimbursed expenses for reasonable travel and other business expenses incurred by him through the date of termination; and (3) the estimated employer portion of premiums that would be necessary to Mr. Shaw’s coverage under the Company’s healthcare plan until the first anniversary of the date of termination (subject to proration should Mr. Shaw become insured under a subsequent healthcare plan).  Mr. Shaw would receive the sum of these amounts in a lump-sum payment 60 days following his Involuntary Termination.  In addition, Mr. Shaw would receive a prorated annual award under the MIC Plan for the year in which the Involuntary Termination occurs based on actual performance, payable at the time that awards are generally paid to employees for the applicable year.

Termination for Cause; Resignation Other than for Good Reason. In the event that Mr. Shaw’s employment is terminated by us for Cause or Mr. Shaw resigns from his employment other than for “Good Reason” (as defined below), we will pay him his accrued but unpaid base salary, unreimbursed expenses and employee benefits earned through the date of his termination, including, without limitation, any MIC Plan award due but not yet paid for a completed calendar year.

Death or Disability.  In the event that Mr. Shaw dies or his employment is terminated as a result of his disability, we will pay him (or his estate, if applicable) his accrued but unpaid base salary and employee benefits earned through the date of his termination, including, without limitation, any MIC Plan award due but not yet paid for a completed calendar year.  In addition, (i) Mr. Shaw will receive a prorated target MIC Plan award for the year of termination and (ii) all of Mr. Shaw’s outstanding stock options and restricted stock shall become fully vested, and stock options shall become immediately exercisable and remain exercisable for one year (or until the option’s normal expiration date, if earlier).

Change in Control.  Upon a “Change in Control” (as defined below), we (or our successor) will continue the employment of Mr. Shaw for a period of two years commencing on the date of the Change in Control and ending on the second anniversary thereof.  In addition, all of Mr. Shaw’s restricted stock and stock options will vest in full and the stock options will become immediately exercisable on the date of the Change in Control.

In the event that any payment or distribution by us to or for the benefit of Mr. Shaw pursuant to the terms of the employment agreement or otherwise would be considered a “parachute payment” and the amount of the parachute payment, after deduction of all relevant taxes, including excise taxes imposed by Section 4999 of the Internal Revenue Code, is less than the amount Mr. Shaw would receive if he was paid three times his average “base amount” less $1.00, then the aggregate amounts constituting the parachute payment will be reduced (or returned by Mr. Shaw if already paid to him) to an amount that will equal three times his average “base amount” less $1.00.

Noncompetition.  Mr. Shaw is subject to a noncompetition restrictive covenant during the term of his employment and for a period of two years thereafter, although the covenant will not apply if his employment is terminated due to an Involuntary Termination.

Nonsolicitation.  Mr. Shaw is subject to a nonsolicitation restrictive covenant of clients, employees and key consultants during the term of his employment and for one year thereafter.

Confidentiality.  Mr. Shaw is subject to a confidentiality restrictive covenant of unlimited duration.

Waiver and Release.  Our obligations upon a termination of employment under Mr. Shaw’s employment agreement are subject to Mr. Shaw executing and delivering a waiver and release of claims against us.

Employment Agreement dated November 7, 2018 with Brian K. Meyers

The terms of the Company’s employment agreement for Mr. Meyers are identical to those set forth in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Meyers will serve as Executive Vice President, Chief Financial Officer and Treasurer, and will receive a minimum annual base salary of $340,000 and (b) in the event of an Involuntary Termination, Mr. Meyers will be entitled to receive a payment of one and three-quarters times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs.

Employment Agreement dated April 3, 2019 with Stephen M. Buchenot

The terms of the Company’s employment agreement for Mr. Buchenot are identical to those set forth in Mr. Shaw’s employment agreement described above, except that: (a) Mr. Buchenot will serve as Executive Vice President of Campus Operations and will receive a minimum annual base salary of $289,893, (b) in the event of an Involuntary Termination, Mr. Buchenot will be entitled to receive a payment of one and one-half times the sum of (1) his annual base salary and (2) the target amount of the annual performance bonus for him in the year in which the termination of employment occurs and (c) Mr. Buchenot is not provided the use of an automobile.

“Involuntary Termination” generally means the termination of the executive’s employment by the executive for Good Reason or by the Company without Cause.

Prior to a “Change in Control” (as defined below), “Cause” generally means any of the following: (i) the executive’s willful failure to perform his duties in any material respect, (ii) malfeasance or gross negligence in the performance of his duties, (iii) the executive’s conviction of a felony, (iv) the executive’s intentional or reckless disclosure of confidential information, (v) the executive’s commission of an act of sexual harassment that would normally constitute grounds for termination, or (vi) any other act or omission by the executive which is materially injurious to the financial condition or business reputation of the Company or any of its affiliates. The definition also requires that the executive be given 30 days’ notice to cure a breach of (i) and (ii) above.  After a Change in Control, Cause would not include (v) and (vi) above.

“Good Reason” generally means the occurrence of any of the following without the executive’s written consent: (i) a reduction in the executive’s base salary or target annual incentive compensation award; (ii) an adverse change in the executive’s title, authority, duties or responsibilities; (iii) the relocation of the executive’s principal place of employment to a location more than 10 miles from West Orange, New Jersey; (iv) a failure by the Company to pay material compensation when due; or (v) a material breach of the executive’s employment agreement by the Company.  The definition also requires that the Company be given 10 days’ notice to cure any Good Reason that is susceptible to cure.

“Change in Control” generally means any of the following: (i) when a person directly or indirectly becomes the beneficial owner of 25% or more of either (1) the then outstanding common stock or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (other than any acquisition directly from the Company, by the Company, or by an employee benefit plan sponsored by the Company); (ii) when, during any period of 24 consecutive months, the individuals who constitute the Board of Directors of the Company cease to constitute at least a majority thereof; (iii) when the shareholders approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Board of Directors; (iv) when there is a consummation of a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with such a transaction or the sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (unless there is no significant change in the beneficial ownership of the common stock); or (v) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Director Compensation

The following chart summarizes the compensation of the Company’s non-employee directors during the fiscal year ended December 31, 2019.  Following the table is a discussion of material factors related to the information disclosed in the table.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
		(2)
J. Barry Morrow	104,000	95,000	199,000
Alvin O. Austin	68,000	55,000	123,000
John A. Bartholdson	1,500	-	1,500
Peter S. Burgess	85,000	55,000	140,000
James J. Burke, Jr.	65,500	55,000	120,500
Celia H. Currin	71,000	55,000	126,000
Ronald Harbour	62,500	55,000	117,500

(1)	Mr. Carney is not reflected in the table as he only became a director in 2020.

(2)
Represents the grant date fair value of a restricted stock award granted on May 2, 2019.  The fair value of this grant was determined in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures) as determined based on applying the assumptions used in the Company’s financial statements.  See Note 1 to the audited consolidated financial statements in our Annual Report on Form 10-K/A for the year ended December 31, 2019, regarding assumptions underlying the valuation of equity awards.  This grant vests on the first anniversary of the award date, May 2, 2020.

In 2019, the Company paid each of its non-employee directors an annual retainer of $40,000 for services to the Company.  In addition, each non-employee director received $1,500 per board meeting attended in person or by telephone.  Non-employee directors on committees of the board each received an additional payment of $1,500 for each committee meeting attended on a day other than the day of a board meeting for which that director has been compensated.  The Audit Committee Chair received an additional $15,000 annual retainer and the chairpersons of each of the Nominating and Corporate Governance Committee and the Compensation Committee received an additional $10,000 annual retainer.

J. Barry Morrow, our Non-Executive Chairman, received an additional annual retainer of $40,000.

Non-employee directors are also eligible to receive awards of shares of restricted common stock under the Amended and Restated 2005 Non-Employee Directors Restricted Stock Plan as compensation for their services as directors.

Annual Grants of Restricted Stock.  On the date of each annual meeting, each non-employee director receives an award of shares of restricted common stock equal to $55,000 and the Chairman receives $95,000 (based on the fair market value of a share of the Company’s common stock on the date of grant) for service as a director of the Company, provided that such non-employee director continues to serve as a director of the Company immediately after such annual meeting.

On May 2, 2019, each other non-employee director received 17,857 shares of restricted common stock and Mr. Morrow received 30,844 shares of restricted common stock, which restricted stock awards will vest in full on May 2, 2020, the first anniversary of the grant date.  The per share fair market value of a share of the Company stock on May 2, 2019 was $3.08.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process, by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors.  Management has primary responsibility for preparing the financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls.  The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management, the independent registered public accounting firm and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements as of December 31, 2018, and for the year then ended and regarding the Company’s internal controls.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S.  The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Interim Auditing Standard No. 16 (Communications with Audit Committees).  Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management.  As part of that review, the Company’s independent registered public accounting firm submitted to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 (Independence Discussions with Audit Committees) in which Deloitte & Touche LLP affirmed its independence from the Company.  Further, the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence and considered whether the firm’s provision of non-audit services to the Company was compatible with maintaining the firm’s independence.  The Audit Committee concluded that Deloitte & Touche LLP is independent from the Company and its management.

Based upon the considerations described above and subject to the limitations upon the role and responsibilities of the Audit Committee as set forth in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2019, be included in the Company’s 2020 Annual Report.

AUDIT COMMITTEE
Peter S. Burgess, Chair John A. Bartholdson
Celia H. Currin
Ronald E. Harbour

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON THE COMPANY’S
COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the rules of the Securities and Exchange Commission adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing shareholders with a non-binding advisory “say-on-pay” vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and tabular and narrative disclosures of this proxy statement.

We encourage shareholders to read the Compensation Discussion and Analysis beginning on page 11 of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative which provide detailed information on the compensation of our named executive officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in this proxy statement are effective in achieving our goals.

The board unanimously recommends a vote for the following resolution:

“RESOLVED, that the shareholders hereby approve the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, including the Compensation Discussion and Analysis, the accompanying compensation disclosure tables and any related narrative disclosure in this proxy statement.”

Although the vote on this Proposal 2 is advisory and non-binding, the Compensation Committee and the Board of Directors will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program. At the 2019 Annual Meeting, approximately 82% of the votes cast on the say-on-pay proposal voted in favor of our NEO’s compensation.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our Common Stock and Series A Preferred Stock voting together as a single class (in person via attendance at the Annual Meeting or by proxy), with the holders of Series A Preferred Stock voting on an as-converted basis, is required to approve on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Our Board of Directors unanimously recommends a vote FOR the proposal to approve the compensation of the named executive officers described in this proxy statement.  Proxies that are executed and returned will be voted FOR that proposal, except to the extent that particular proxies contain instructions to vote against, or to abstain from voting with regard to, that proposal.

PROPOSAL 3: APPROVAL OF THE LINCOLN EDUCATIONAL SERVICES CORPORATION
2020 LONG-TERM INCENTIVE PLAN

Overview

At the Annual Meeting, shareholders will be asked to approve the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan (the “2020 Plan”), which was adopted, subject to shareholder approval, by the Board of Directors on March 26, 2020.

The Board of Directors believes that the use of equity awards as a component of its compensation program is essential to its continued success and vital to its ability to attract and retain highly skilled employees and that incentive compensation plans like the proposed 2020 Plan are an important attraction, retention and motivation tool for participants in the plan.  Our equity awards foster an ownership culture among employees by aligning the financial interests of employees with those of our shareholders.  Equity awards also help motivate employees to perform at peak levels because the value of these awards is linked to the Company’s long-term performance.

The Company currently maintains the Lincoln Technical Institute Management 2005 Long Term Incentive Plan, as amended or amended and restated (the “Prior Plan”). As of December 31, 2019, a total of 26,354,521 shares of the Company’s common stock were then subject to outstanding awards granted under the Prior Plan, and an additional 1,451,656 shares of the Company’s common stock were then available for new award grants under the Prior Plan.

The Board of Directors believes that the number of shares currently available under the Prior Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.   If shareholders approve the 2020 Plan, no new awards will be granted under the Prior Plan after the Annual Meeting.  In that case, the number of shares of the Company’s common stock that remain available for award grants under the Prior Plan immediately prior to the Annual Meeting will become available for award grants under the 2020 Plan. An additional 4 million shares of the Company’s common stock will also be made available for award grants under the 2020 Plan. In addition, if shareholders approve the 2020 Plan, any shares of common stock subject to outstanding awards under the Prior Plans that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2020 Plan.

Based solely on the closing price of the Company’s Common Stock, as reported on the Nasdaq Stock Market on April 27, 2020, the maximum aggregate market value of the 4 million new shares that could be issued under the 2020 Plan is $10.0 million.

If shareholders do not approve the 2020 Plan, the Company will continue to have the authority to grant awards under the Prior Plan. If shareholders approve the 2020 Plan, the termination of our grant authority under the Prior Plan will not affect awards then outstanding under the applicable plan.

The Board recommends that the Company’s shareholders approve the 2020 Plan because it believes that employee ownership in the Company serves the best interests of all shareholders by promoting a focus on long-term increase in shareholder value.  The affirmative vote of a majority of the shares represented and entitled to vote at the 2020 Annual Meeting is required to approve these amendments to the 2020 Plan.

The following is a summary of the principal provisions of the 2020 Plan, and is not intended to be a complete description of all its terms and provisions. This description is qualified by reference to the 2020 Plan document, which is attached to this proxy as Annex A.

Summary Description of the 2020 Plan

Purpose

The purpose of the 2020 Plan is to provide an incentive to certain directors, officers, employees and consultants of the Company and its subsidiaries to increase their interest in the Company’s success by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards.

Administration

The 2020 Plan is generally administered by the Compensation Committee. The Compensation Committee has the full authority to construe and interpret the 2020 Plan subject to the 2020 Plan’s terms and conditions, including the authority to determine who will be granted awards, the terms and conditions of awards, and the number of shares subject to, or the cash amount payable with respect to, an award. The Compensation Committee also may delegate its authority to grant awards (other than to executive officers) to a subcommittee(s) or appropriate officers of the Company.

Eligibility

The Compensation Committee has the authority under the 2020 Plan to select the individuals who will be granted awards from among the officers, employees, directors, consultants, advisors, and independent contractors of the Company or any of its subsidiaries.  Currently, officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the eight members of the Board of Directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”), are considered eligible under the 2020 Plan.

Number of Shares Available for Issuance

If this Proposal Number 3 is approved by the shareholders, the maximum aggregate number of shares of Company common stock that may be issued under the 2020 Plan will be 4 million, plus any shares that were available for issuance under the Prior Plan as of the date the 2020 Plan was approved by our shareholders or that become available for issuance upon cancellation or expiration of awards granted under the Prior Plan without having been exercised or settled.  As of April 27, 2020, there were 261,656 shares of common stock available for issuance under the Prior Plan.  If Proposal 3 is approved, there will be 4,261,656 shares currently available for issuance.  Shares issued under the 2020 Plan may be authorized and unissued shares or may be issued shares that have been reacquired by the Company.

Shares covered by awards granted under the 2020 Plan that are forfeited or cancelled or otherwise expire without having been exercised or settled generally will become available for issuance pursuant to a new award. In addition, if an award is settled through the payment of cash or other non-share consideration, the shares subject to the award will become available for issuance pursuant to a new award. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations will also be available for issuance pursuant to a new award. Notwithstanding the above, upon the cancellation of a stock appreciation right granted in tandem with an option or the cancellation of an option granted in tandem with a stock appreciation right no shares will become available for issuance pursuant to a new award.

Types of Awards; Limits

The Compensation Committee may grant the following types of awards under the Plan: options; restricted shares; restricted share units; performance share units; stock appreciation rights; and other awards based on, or related to, shares of Company common stock.  However, the 2020 Plan contains various limits with respect to the types of awards, as follows:

•	the maximum number of shares that may be issued pursuant to options and stock appreciation rights granted to any eligible individual in any calendar year is 300,000 shares; and

•
the maximum amount of restricted shares, restricted share units, and performance share units that may be awarded to any eligible individual in any calendar year is five million dollars ($5,000,000) measured as of the date of grant (with respect to awards denominated in cash) and 300,000 shares measured as of the date of grant (with respect to awards denominated in shares).

Stock Options

A stock option is the right to acquire shares of Company common stock at a fixed exercise price for a fixed period of time (generally up to ten years).  The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of Company common stock on the date of grant.  The term of a stock option may not exceed ten years.

The Compensation Committee may grant either incentive stock options or nonqualified stock options.  As described in detail below, incentive stock options entitle the participant, but not the Company, to preferential tax treatment. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, shares, a combination of cash and shares, through net settlement (meaning the Company withholds shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to the Company to pay the exercise price.

Stock Appreciation Rights

Stock appreciation rights are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the stock appreciation right is exercised over the grant price.  The grant price is set by the Compensation Committee, but cannot be less than 100% of the fair market value of Company common stock on the date of grant.  Payment to the participant on exercise may be made in cash or shares, as determined by the Compensation Committee.  If the Compensation Committee determines at the time of grant that a stock appreciation right may be settled only in shares, the term may not exceed ten years.  The Compensation Committee may grant stock appreciation rights in tandem with an option.

Restricted Shares

Restricted share awards are shares of Company common stock that are subject to cancellation, restrictions, and vesting conditions, as determined by the Compensation Committee.  The shares may be either granted or sold to the participant.

Restricted Share Units

Restricted share units entitle a participant to receive one or more shares of Company common stock in the future upon satisfaction of vesting conditions determined by the Compensation Committee.  The Compensation Committee determines whether restricted share units will be settled through the delivery of shares, cash of equivalent value, or a combination of shares and cash.

Performance Share Units

Performance share units entitle a participant to receive a target number of shares if specified performance targets are achieved during a specified performance period.  The Compensation Committee sets the performance targets and performance period at the date of grant. When the Compensation Committee determines the performance targets have been satisfied, performance share units are settled through the delivery of shares of Company common stock, cash of equivalent value, or a combination of cash and shares.

Other Awards

The Compensation Committee also may grant other forms of awards that generally are based on the value of shares of Company common stock.  These other awards may provide for cash payments based in whole or in part on the value or future value of shares, may provide for the future delivery of shares to the participant, or may provide for a combination of cash payments and future delivery of shares.

Performance-Based Awards

The Compensation Committee may determine whether any award is intended to be performance-based compensation.  Any awards designated to be performance-based compensation will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant.  The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate:

•	net income;
•	cash flow or cash flow on investment;
•	pre-tax or post-tax profit levels or earnings; net operating profit after tax;
•	operating earnings;
•	return on investment; net operating profit after tax;
•	earned value added; earned value added expense reduction levels;
•	free cash flow; free cash flow per share;
•	earnings per share; net earnings per share;
•	return on assets; return on net assets; return on equity; return on capital;
•	return on sales; sales growth; sales volume;
•	growth in managed assets;
•	operating margin; operating income; operating cost management;
•	economic profit; profit in excess of cost of capital;
•	return on invested capital;
•	total stockholder return or stock price appreciation;
•	market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas;
•	reduction of losses, loss ratios or expense ratios;
•	reduction in fixed costs;
•	cost of capital;
•	debt reduction;
•	productivity improvements;
•	inventory turnover measurements;
•	customer satisfaction based on specified objective goals or a Company-sponsored customer survey;
•	EBITDA; adjusted EBITDA;
•	EBITA; adjusted EBITA;
•	revenue; revenue before deferral; net revenues; operating revenues; or
•	Share price,

in each case determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit.  Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period or as otherwise determined by the Company.  Each participant will be assigned a target number of shares of Company common stock or cash value payable if target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period. If a participant’s performance exceeds such participant’s target performance goals, the number of shares of Company common stock or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above. In addition, unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

Amendment and Termination; Term

Generally, the board may terminate, amend, modify, or suspend the 2020 Plan at any time.  The Company will obtain shareholder approval of any termination, amendment, modification, or suspension if required by applicable law or NASDAQ rule.  Subject to limited exceptions, no termination, amendment, modification, or suspension may materially impair the rights of a participant with respect to an outstanding award without the participant’s consent.  Unless terminated earlier, the Plan will expire in 2030, on the tenth anniversary of the date on which it was approved by shareholders, and no additional awards may be granted after this date.  Awards granted prior to this date will remain outstanding in accordance with their terms.

Change of Control

In the event of a transaction constituting a change in control of the Company (as determined by the Compensation Committee), the Compensation Committee may take steps it considers appropriate with respect to outstanding awards, including accelerating vesting, modifying an award to reflect the transaction,  providing that outstanding awards will be assumed, or substituted for, by the surviving corporation or permitting or requiring participants to surrender options and stock appreciation rights in exchange for a cash payout equal to the difference between the highest price paid in the transaction and the exercise price. The treatment may be specified in the award document or determined at a subsequent time. If a participant’s employment is terminated within one year following a change in control, any outstanding awards to that participant will become fully vested and exercisable.

Other Provisions

Dividends and Dividend Equivalents.   Participants are not currently entitled to receive dividends for unvested restricted stock, although under the Plan the Compensation Committee has discretion to provide participants with the right to receive dividends (or payments equivalent to dividends) or interest with respect to unvested restricted stock and other outstanding awards. Any such dividends or interest may either be paid currently or may be deemed to have been reinvested in shares, and may be settled in shares, cash, or a combination of cash and shares. No dividends or dividend equivalents will be paid with respect to options or stock appreciation rights.

Shareholder Rights.  A participant will have no rights as a shareholder with respect to shares covered by an award until the date the participant or his nominee becomes the holder of record of such shares.  Generally, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

Repricing of Options and Stock Appreciation Rights.  Options and stock appreciation rights may not be repriced. To reprice an award means (i) to reduce the exercise or grant price, (ii) to cancel outstanding options or stock appreciation rights in exchange for cash or other awards or (iii) to grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award. This provision will not apply if shareholder approval is obtained or such reduction, cancellation or grant is in connection with a corporate transaction involving the Company.

Adjustments or Changes in Capitalization.  In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, reorganization, liquidation, merger or other similar corporate event or distribution of stock or property affecting the shares of Company common stock, the aggregate number of shares of available for issuance under the Plan, the various Plan limits, and the number of shares subject to, and exercise or grant price of, outstanding awards will be appropriately adjusted by the Compensation Committee in order to preserve the benefits or potential benefits intended to be made available to the participants.

Limited Transferability.  Generally, an award may only be transferred upon the participant’s death to a designated beneficiary or in accordance with the participant’s will or the laws of descent or distribution, and pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a participant’s family member, a trust for the benefit of a family member, a charitable organization, or any other individual or entity permitted under law and the rules of the exchange that lists the applicable award.

New Plan Benefits

The Company has not approved any awards that are conditioned upon shareholder approval of the 2020 Plan.  Except as described below, the Company is not currently considering any other specific award grants under the 2020 Plan.

The number of awards that an individual may receive under the 2020 Plan is in the sole discretion of the Compensation Committee and therefore cannot be determined in advance.  If the 2020 Plan had been in effect in fiscal year 2019, we expect that our award grants for fiscal year 2019 would not have been substantially different from those actually made in that year under the Prior Plan. For information regarding stock-based awards granted to the Named Executive Officers during fiscal year 2019, see the “Executive Compensation” section of this Proxy Statement.

 U.S. Federal Income Tax Consequences

Nonqualified Stock Options and Stock Appreciation Rights.  A participant will not recognize taxable income upon the grant of a nonqualified stock option or stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the amount the fair market value of the shares on the exercise date exceeds the exercise or grant price. Upon subsequent sale of the acquired shares, any additional gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year.

Incentive Stock Options.  A participant will not recognize taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the participant exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the shares have been held for more than one year.

Restricted Shares, Restricted Share Units, Performance Share Units.  A participant will not recognize taxable income upon the grant of restricted shares, restricted shares units, or performance share units.  Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the participant paid. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year. For restricted shares only, the participant may instead elect to be taxed at the time of grant. If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

Tax Effect for the Company. The Company generally will receive a deduction for any ordinary income recognized by a participant with respect to an award. However, special rules limit the deductibility of compensation paid to certain officers.  Under Section 162(m) of the U.S. tax code, the annual compensation paid to covered employees may not be deductible to the extent it exceeds $1,000,000.  Covered employees subject to the limit generally include the Company’s Principal Executive Officer, Principal Financial Officer and any other person who was one of the Company’s three highest-paid officers for the year;

The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion of U.S. Federal tax consequences, and does not cover other aspects of an individual’s unique tax situation, such as the tax consequences of deferred compensation or state and local taxes.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our Common Stock and Series A Preferred Stock voting together as a single class (in person via attendance at the Annual Meeting or by proxy), with the holders of Series A Preferred Stock voting on an as-converted basis, is required to approve the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan.

The Board of Directors recommends a vote FOR the approval of the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan as described above and set forth in Annex A hereto.  Proxies that are executed and returned will be voted FOR that proposal, except to the extent that particular proxies contain instructions to vote against, or to abstain from voting with regard to, that proposal.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, which has served as the Company’s independent registered public accounting firm since 1999, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Deloitte & Touche LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Deloitte & Touche LLP, the Audit Committee carefully considered Deloitte & Touche LLP’s qualifications, including the firm’s performance as independent registered public accounting firm for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the Company is compatible with its independence from the Company.

Shareholders will be asked at the Annual Meeting to ratify the appointment of Deloitte & Touche LLP. If the shareholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during 2020 if it concludes that such a change would be in the best interests of the Company. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Deloitte & Touche LLP.

Fees Billed by Independent Registered Public Accounting Firm

As more fully described below, all services to be provided by Deloitte & Touche LLP are pre-approved by the Audit Committee, including audit services, tax services and certain other services.

The SEC requires disclosure of fees billed by the Company’s independent registered public accounting firm for certain services.  The following table sets forth the aggregate fees billed and expected to be billed by Deloitte & Touche LLP for professional services rendered for each of the past two years:

Fee Category	2019	2018
Audit and Audit Related Fees	$1,135,640	$1,033,500
Tax Fees	120,750	158,000
All Other Fees	8,280	8,280

Total Fees	$1,264,670	$1,175,280

Audit and Audit Related Fees consisted principally of audit services of our consolidated financial statements, review of our quarterly financial statements, services that are normally provided by the independent auditors in connection with statutory and regulatory filings and the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Tax Fees consisted principally of professional services rendered by Deloitte & Touche LLP in connection with the Company’s tax compliance activities, including technical and tax advice related to the preparation of tax returns.

All Other Fees primarily consisted of professional services rendered in connection with the Company’s employee benefit plan and the subscription to DART.

Audit Committee Pre-Approval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Deloitte & Touche LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our Common Stock and Series A Preferred Stock voting together as a single class (in person via attendance at the Annual Meeting or by proxy), with the holders of Series A Preferred Stock voting on an as-converted basis, is required to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Proxies that are executed and returned will be voted FOR that proposal, except to the extent that particular proxies contain instructions to vote against, or to abstain from voting with regard to, that proposal.

ANNUAL REPORT AND FINANCIAL STATEMENTS AND COMMITTEE AND
CORPORATE GOVERNANCE MATERIALS OF THE COMPANY

Copies of the Company’s Annual Report filed with the SEC for the year ended December 31, 2019, including the Company’s consolidated financial statements and financial statement schedule, will be mailed to interested shareholders, without charge, upon written request.  Exhibits to our Annual Report will be provided upon written request and payment to the Company of the cost of preparing and distributing those materials. The current charters of the board’s Audit, Compensation, Nominating and Corporate Governance Committees, along with the Company’s Integrity Assurance Program – A Code of Business Ethics and Conduct, are available to interested shareholders upon request and are posted on our website at www.lincolntech.edu. Written requests should be sent to Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, Attention: Investor Relations.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The Company’s Board of Directors has adopted corporate governance guidelines, which include guidelines for determining director independence, director responsibilities, director access to management and independent advisors, succession planning, director retirement and director stock ownership.

Our Board of Directors has also adopted an Integrity Assurance Program – A Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all directors, officers and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related SEC and NASDAQ rules requiring a code of ethics for a company’s directors, officers and employees. The Code of Conduct prohibits our directors, executive officers and senior management from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan and under certain circumstances involving an accounting restatement requires the claw back of bonus or incentive compensation paid to officers of the Company.

A copy of the Code of Conduct is posted on our website at www.lincolntech.edu. The Audit Committee must approve any requests for amendments to or waivers from the Code of Conduct with respect to directors and executive officers and the Company intends to report such amendments or waivers that are required to be reported pursuant to the rules of the SEC and the NASDAQ Global Select Market on the Company’s website.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that related person transactions present a heightened risk of conflicts of interest.  As a general matter, it is the preference of the Company to avoid related person transactions.  The term “related person transaction” refers to a transaction required to be disclosed pursuant to Item 404 of Regulation S-K, under the Securities Act of 1933, as amended.

Nevertheless, the Company recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders.  As a result, pursuant to the Company’s Audit Committee charter, the Audit Committee is charged with the responsibility to review and approve all related person transactions on an ongoing basis.  All such transactions must be approved in advance by the Audit Committee.

In addition, the Company’s Code of Conduct contains policies and procedures with respect to conflicts of interest and related person transactions.  The Code of Conduct requires that all directors, officers, employees and certain other persons subject to the Code of Conduct, adhere to it and prohibits certain arrangements that may be relevant to related person transactions including, but not limited to, prohibitions against: obtaining a substantial interest in any entity which does or seeks to do business with, or is a competitor of, the Company; entering into various arrangements (including family or other relationships) which might dissuade such director, officer, employee or other person from acting in the best interest of the Company; entering into a financial transaction or relationship with a student, prospect, vendor, agent or competitor of the Company; benefiting, or seeking to benefit, (directly or indirectly) from such person’s position with the Company from any sale, purchase or other activity of the Company; using Company property or information for personal gain; obtaining loans or guarantees for personal obligations from the Company; and competing with the Company.

SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals that are intended to be presented at the 2021 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than November 27, 2020, in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Shareholder proposals and shareholder nominations for election to the Board of Directors must also comply with the current advance notice and other requirements set forth in the Company’s bylaws to be eligible to be presented at an annual meeting. These requirements include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the annual meeting is advanced or delayed more than 30 days from that of the anniversary of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of mailing of the notice for this year’s annual meeting (or between October 28, 2020, and November 27, 2020, based on this year’s notice mailing date of May 5, 2020).

COMMUNICATING WITH THE BOARD OF DIRECTORS

You may contact any non-employee director, or the entire Board of Directors, at any time. Your communication may be sent to the Lincoln Educational Services Corporation Board of Directors – Non-Employee Directors, c/o Corporate Secretary, Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052.

Communications are distributed to the Board of Directors, or any director as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors will be excluded, such as spam and other junk mail, resumes and other job inquiries, surveys and business solicitations or advertisements.  Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. We will make available to any non-employee director any communication that is filtered in accordance with the process described above, at that director’s request.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that unless shareholders give contrary instructions, only one copy of our proxy statement or annual report may be sent to multiple shareholders in each household who share an address. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Lincoln Educational Services Corporation, c/o Corporate Secretary, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052; telephone (973)736-9340. If you wish to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, please contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER INFORMATION

Proxy authorizations submitted via the Internet must be received by 11:59 p.m. (Eastern Time) on June 15, 2020. To give your proxy authorization via the Internet, please read the instructions accompanying the enclosed proxy card. Costs associated with electronic access, such as from access providers, will be borne by the shareholder.

By Order of the Board of Directors

Alexandra M. Luster
Corporate Secretary
West Orange, New Jersey
May 5, 2020

Annex A

LINCOLN EDUCATIONAL SERVICES CORPORATION
2020 LONG-TERM INCENTIVE PLAN

1.	Purposes of the Plan

The purpose of the Plan is to provide an incentive to certain directors, officers, employees and consultants of the Company and its Subsidiaries to increase their interest in the Company’s success by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards.

2.	Definitions and Rules of Construction

(a)          Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Share, Restricted Share Unit, Performance Share Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Cause” means (except as otherwise provided in an Award Document) any of the following: (i) Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving embezzlement, conversion of property or moral turpitude; (ii) a finding by a majority of the Board of Directors of Participant’s fraud, embezzlement or conversion of the Company’s property; (iii) Participant’s conviction of, or plea of guilty or nolo contendere to, a crime involving the acquisition, use or expenditure of federal, state or local government funds or the unlawful use, possession or sale of illegal substances; (iv) an administrative or judicial determination that Participant committed fraud or any other violation of law involving federal, state or local government funds; (v) a finding by a majority of the Board of Directors of Participant’s knowing breach of any of Participant’s fiduciary duties to the Company or the Company’s stockholders or making of a misrepresentation or omission which breach, misrepresentation or omission would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company; (vi) Participant’s alcohol or substance abuse, which materially interferes with Participant’s ability to discharge the duties, responsibilities and obligations to or for the Company; provided, that Participant has been given notice and 30 days from such notice fails to cure such abuse; and (vii) Participant’s personal (as opposed to the Company’s) material and knowing failure, to observe or comply with applicable laws whether as an officer, stockholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company’s ongoing business, operations, conditions, other business relationship or properties.

Any rights the Company or any of its Subsidiaries has to determine the existence of events giving rise to Cause are in addition to the rights the Company or any of its Subsidiaries may have under any other agreement with the Participant or at law or in equity. If, after a Participant’s termination of employment or services, the Company discovers that the Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services will, in the Board’s sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

“Change in Control” means

a.
when a “person” (as defined in Section 3(a)(9) of the Exchange Act), including a “group” (as defined in Section 13(d) and 14(d) of the Exchange Act), either directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 25% or more of either (i) the then outstanding Common Stock, or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

b.
when, during any period of 24 consecutive months of employment, the individuals who, at the beginning of such period, constitute the Board (the “Company Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to be a Company Incumbent Director if such director was elected by, or on the recommendation of or with the approval of at least two-thirds of the directors of the Company, who then qualified as Company Incumbent Directors;

c.	when the stockholders of the Company approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Company Incumbent Directors;

d.
consummation of a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with a merger, amalgamation or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a” Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock; or

e.	a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

“Code” means the Internal Revenue Code of 1986, as amended and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan which committee shall meet the requirements of Section 16 (b) of the Exchange Act and the applicable rules of the NASDAQ Stock Market; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

“Common Stock” means the common stock of the Company, no par value per share, or such other class of shares or other securities as may be applicable under Section 13(b) of the Plan.

“Company” means Lincoln Educational Services Corporation or any successor to substantially all of its business.

“EBITDA” means earnings before interest, taxes, depreciation and amortization. “EBITA” means the Company’s earnings before interest, taxes and amortization.

“Effective Date” means the date on which the Plan is approved by the Board, subject to the approval by the stockholders of the Company within 12 months of the Effective Date, as further set forth in Section 15.

“Eligible Individual” means an individual described in Section 4(a) of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means (i) if the Common Stock is listed on a securities exchange or is traded over the NASDAQ Stock Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the NASDAQ Stock Market, the mean between the bid and offered prices as quoted by the NASDAQ Stock Market for such date, provided that if it is determined that the fair market value is not properly reflected by such NASDAQ Stock Market quotations, Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable.

“Good Reason”   means, so long as the Participant has not committed conduct giving rise to the Company’s right to terminate for Cause, the occurrence of any of the following without the Participant’s consent: (i) a material diminution in the Participant’s authority, duties or responsibilities; (ii) any change in the Participant’s title or change in Participant’s reporting relationship; (iii)  any Change in Control (as hereinafter defined) unless any successor by sale or merger has assumed and confirmed the terms of any employment agreement to which Participant is a party or which otherwise covers the Participant; (iv) a change in the location at which Participant performs his primary obligations to a location that is more than 30 miles from the location at which Participant performed his primary obligations immediately prior to such Change in Control; or  (v) other action or inaction that constitutes a material breach by the Company or successor thereto of any employment agreement to which Participant is a party or which otherwise covers the Participant.

Notwithstanding the above, the events described in (i)-(v) above will constitute Good Reason only if the Participant notifies the Company in writing within 90 days of the occurrence of any of the events or circumstances described in (i)-(v) above and the Company fails to cure such event or circumstances within 30 days after receipt of such notice.

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Share, Restricted Share Unit, Performance Share Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Share Unit” means a right to receive a Target Number of shares of Common Stock (or cash, if applicable) payable at the end of a Performance Period, subject to the achievement of the applicable Performance Targets, granted pursuant to Section 9 of the Plan.

“Performance Target” means the targets established by the Committee from among the performance criteria set forth in Section 6(f) and set forth in the applicable Award Document.

“Permitted Transferee” means (i) a charitable institution, (ii) a Participant’s family member, (iii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iv) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (v) any other individual or entity permitted under law and the rules of NASDAQ Stock Market or any other exchange that lists the applicable Award.

“Plan” means the Lincoln Educational Services Corporation 2020 Long-Term Incentive Plan as described herein and as it may be amended from time to time.

“Plan Limit” means the maximum aggregate number of shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Prior Plan” means the Lincoln Technical Institute Management 2005 Long Term Incentive Plan.

““Restricted Share” means one or more Restricted Shares granted or sold pursuant to Section 8(a) of the Plan.

“Restricted Share Unit” means a right to receive a share of Common Stock (or cash, if applicable) in the future, subject to time vesting and the Participant’s continued employment with the Company, granted pursuant to Section 8(b) of the Plan.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on shares of Common Stock granted pursuant to Section 10 of the Plan.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Target Number” means the target number of shares of Common Stock or cash value established by the Committee and set forth in the applicable Award Document.

(b)          Rules of Construction.

The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration

(a)          Committee. The Plan shall be administered by the Committee, which shall subject to the express provisions hereof, to: indicates otherwise, have full power and

(i)          select the Participants from the Eligible Individuals;

(ii)         grant Awards in accordance with the Plan;

(iii)       determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv)      determine the terms and conditions of each Award, including, without limitation, those related to term, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, Target Numbers, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a Change in Control or similar transaction of the Company;

(v)         subject to Section 16 of the Plan, to amend the terms and conditions of an Award after the granting thereof;

(vi)        specify and approve the provisions of the Award Documents delivered to Participants connection with their Awards;

(vii)       construe and interpret any Award Document delivered under the Plan;

(viii)      prescribe, amend, waive and rescind rules and procedures relating to the Plan;

(ix)        make factual determinations in connection with the administration or interpretation of the Plan;

(x)         employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(xi)        vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for Participants;

(xii)       correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

(xiii)      make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)         Action by the Committee. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, any executive compensation consultant or other professional retained by the Company to assist in the Plan’s administration.

(c)         Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d)         Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e)          Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committees hereunder, or (ii) pursuant to Section 17(d) of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

(f)          Liability of Committee and its Delegates. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action, omission or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information or advice.

(g)       Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.	Eligibility

(a)         Eligible Individuals. Awards may be granted to officers, employees, directors, consultants, advisers and independent contractors of the Company or any of its Subsidiaries; provided, however, that only employees of the Company or a parent or Subsidiary may be granted Incentive Stock Options, and any Option designated as an Incentive Stock Option purported to be granted to an individual other than an employee shall be treated as a Nonqualified Option. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries and the service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

(b)        Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.	Common Stock Subject to the Plan

(a)          Plan Limit. Subject to Section 13(b), the maximum number of shares of Common Stock that may be awarded for all purposes under the Plan shall be the aggregate of 4,000,000 shares of Common Stock, plus any shares of Common Stock that are available for issuance under the Prior Plan. Shares of Common Stock issued pursuant to Awards under the Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury, or a combination thereof. All of the shares of Common Stock available under the Plan may be issued as Incentive Stock Options.

(b)        Rules Applicable to Determining Shares Available for Issuance. The number of shares of Common Stock remaining available for issuance will be reduced by the number of shares of Common Stock subject to outstanding Awards and, for Awards that are not denominated by shares, by the number of shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of shares of Common Stock that remain available for issuance under the Plan, the number of shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the participant’s tax withholding obligations in connection with the vesting, exercise or settlement of an Award will not be added back to the Plan Limit. In addition, for purposes of determining the number of shares that remain available for issuance under the Plan, the number of shares corresponding to Awards under the Plan or the Prior Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (A) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (B) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation.

(c)         Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 13(b), the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

(i)          the maximum number of shares of Common Stock that may be subject to Options or Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 300,000 shares;

(ii)        the maximum amount of Awards (other than those Awards set forth in Section 5(c)(i)) that may be awarded to any Eligible Individual in any calendar year is $5,000,000 measured as of the date of grant (with respect to Awards denominated in cash) or 300,000 shares measured as of the date of grant (with respect to Awards denominated in shares).

6.	Awards in General

(a)         Types of Awards. Awards under the Plan may consist of Options, Restricted Shares, Restricted Share Units, Performance Share Units, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)        Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing and subject to applicable laws, rules and regulations and Section 6 (c) below, the Committee may, except as otherwise set forth in this Plan, at any time (i) accelerate the vesting, settlement or payment of any Award, (ii) accelerate the lapse of restrictions on any Award, (iii) eliminate any conditions applicable to an Award, (iv) accelerate the date on which any Award first becomes exercisable or (v) extend the post-termination exercise period of an Award (but not later than the original expiration date). The terms of Awards may vary among Participants and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c)       Termination of Employment. (i) In connection with a Participant’s termination of employment with the Company or any of its Subsidiaries, except as otherwise set forth in this Plan, the Committee shall have the authority to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award, which provisions may be specified in the applicable Award Document or determined at a subsequent time; provided, however, that if a Participant’s termination of employment with the Company or any of its Subsidiaries is for Cause, any unexercised Stock Options, whether vested or not, and any unvested Restricted Share Units, Performance Share Units, Stock Appreciation Rights or Other Awards granted to such Participant under this Plan shall lapse and become void as of the date of such termination. The employment of a Participant shall not be deemed to have terminated if such Participant is transferred among the Company and any of its Subsidiaries.

(d)         Change in Control Transactions. In connection with a Change in Control transaction of the Company, the Committee may determine the disposition of any Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, such actions may include, without limitation: (A) modifying the Award to reflect the transaction; (B) providing for the assumption, substitution, replacement or continuation of any Award by the surviving corporation in such transaction (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be; or (C) terminating or cancelling any outstanding Award in exchange for a cash payment (including, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award, then the Award may be cancelled by the Company without payment of consideration).  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options will be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and will give each Participant the right to exercise Awards during a period of time as the Committee will determine.  If, within one year after a Change in Control, a Participant’s employment or service with the Company is terminated without Cause or a Participant terminates employment or services with the Company for Good Reason, all outstanding Options, Stock Appreciation Rights, and other Awards will become fully exercisable and all restrictions on outstanding Awards will lapse.

(e)       Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently, accumulated until and as the underlying shares are vested, or deemed to have been reinvested in shares of Common Stock, and can be made in shares of Common Stock, cash or a combination thereof, as the Committee shall determine; provided, however, that (i) the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

(f)         Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b).

(g)          Performance-Based Awards. (i) The Committee may determine whether any Award under the Plan is intended to be performance-based compensation. Any such Awards designated to be performance-based compensation shall be conditioned on the achievement of one or more Performance Targets. The Performance Targets will be comprised of specified levels of one or more of the following performance criteria as the Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; operating earnings; return on investment; net operating profit after tax; earned value added; earned value added expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; growth in managed assets; operating margin; sales growth; sales volume; economic profit; profit in excess of cost of capital; return on invested capital; net operating profit after tax; total stockholder return or stock price appreciation; operating income; dividends; market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas; reduction of losses, loss ratios or expense ratios; reduction in fixed costs; operating cost management; cost of capital; debt reduction; productivity improvements; inventory turnover measurements; or customer satisfaction based on specified objective goals or a Company-sponsored customer survey; EBITDA; adjusted EBITDA; EBITA; adjusted EBITA; revenue; revenue before deferral; net revenues; operating revenues; and/or share price. Each Performance Target shall be consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. The Performance Targets shall be determined in accordance with generally accepted accounting principles (subject to adjustments and modifications approved by the Committee consistently applied on a business unit, division, Subsidiary or consolidated basis or any combination thereof. At the time of grant, the Committee may provide for adjustments to the Performance Targets in accordance.

(ii)       The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period, or as otherwise determined by the Company. Each Participant will be assigned a Target Number payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of Award grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may such payment exceed the limits set forth in Section 5(c). The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

(iii)       The Committee may also grant Awards not intended to qualify as “performance-based compensation” . With respect to such awards, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

(h)        Recoupment. Notwithstanding anything in the Plan to the contrary, all Awards granted under the Plan, any payments made under the Plan and any gains realized upon exercise or settlement of an Award shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

7.	Terms and Conditions of Options

(a)          General. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and shall be in such form and contain such provisions as the Committee shall from time to time deem appropriate.  If an Option by its terms could qualify as an Incentive Stock Option, the designation of the Option as an Incentive Stock Option or a Nonqualified Stock Option shall control.  If the Option is not so designated, the Option shall be an Incentive Stock Option.

(b)          Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.  The Committee is specifically authorized to provide for payment in cash, in shares, or in a cashless exercise.

(c)         Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d)          Incentive Stock Options. The exercise price per share of an Incentive Stock Option may not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant (or, if the exercise price is not fixed on the date of grant, on such date as the exercise price is fixed). No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date.

8.	Terms and Conditions of Restricted Shares and Restricted Share Units

(a)         Restricted Shares. The Committee is authorized to grant or sell Restricted Shares to Eligible Individuals. An Award of Restricted Shares shall consist of one or more Restricted Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document. Restricted Shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

(b)        Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Individuals. A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, one or more shares of Common Stock in consideration of the Participant’s employment with the Company or any of its Subsidiaries. If and when the forfeiture provisions lapse, the Restricted Share Units shall become shares of Common Stock owned by the corresponding Participant or, at the sole discretion of the Committee, cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares at the time of payment.

9.	Terms and Conditions of Performance Share Units

The Committee is authorized to grant Performance Share Units to Eligible Individuals. A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, a Target Number of shares of Common Stock based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of shares of Common Stock or cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares of Common Stock as of the last day of the applicable Performance Period.

10.	Stock Appreciation Rights

(a)        General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of a Stock Appreciation Right be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or shares of Common Stock, or in a combination of cash and shares of Common Stock, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount. A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the tenth anniversary of the date of grant of such Stock Appreciation Right.

(b)        Methods of Exercise. In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(c)         Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option (which, in the case of a Stock Appreciation Right granted after the grant of the related Option, may be less than the Fair Market Value per share on the date of grant of the tandem Stock Appreciation Right). Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

11.	Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of shares of Common Stock, for the acquisition or future acquisition of shares of Common Stock, or any combination thereof.

12.	Certain Restrictions

(a)          Transfers. No Award shall be transferable other than by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of the Award, including, without limitation, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee may not be further transferable without the Committee’s approval and any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)         Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a). The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13.	Recapitalization or Reorganization

(a)         Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)         Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5 of the Plan, including the maximum number of shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the shares of Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted in the manner deemed necessary by the Committee (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

(c)       Repricing of Options and Stock Appreciation Rights. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.

14.	Term of the Plan

Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the 10th anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the 10th anniversary of the Effective Date.

15.	Effective Date

The Plan shall become effective on the Effective Date; provided, however, that, if the Plan is not approved by the stockholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect.

16.	Amendment and Termination

Notwithstanding anything herein to the contrary and subject to applicable laws, rules and regulations, the Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan (i) shall be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of the NASDAQ Stock Market or (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof and no amendment which increases the Plan Limit shall be effective without stockholder approval (other than in connection with a transaction or event described in Section 13(b) of the Plan). Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable to (a) comply with, or take into account changes in or interpretation of applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

17.	Miscellaneous

(a)          Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in shares of Common Stock, the Company or a Subsidiary, as appropriate, may permit or require such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)         No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)          Section 16(b) of the Exchange Act. The Plan is intended to comply in all respects with Section 16 (b) of the Exchange Act.

(d)         Securities Law Restrictions. An Award may not be exercised or settled, and no shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares of Common Stock for investment purposes and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares of Common Stock are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)         Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(f)         Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(g)        Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Document evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Documents shall be interpreted in accordance with Section 409A of the Code and interpretive guidance issues thereunder. Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

(h)       Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(i)          No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(j)          Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(k)          Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(l)          Expenses. The cost and expenses of administering the Plan shall be borne by the Company.

(m)        Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards shall be used for general corporate purposes.

(n)         Governing Law. The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York.

(o)        Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver shares with respect to awards hereunder.

YOUR VOTE IS IMPORTANT. PLEASE VOTE Vote by Internet - QUICK ___ EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares of Common Stock in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 15, 2020. LINCOLN EDUCATIONAL SERVICES CORPORATION INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend, go to: https://www.cstproxy.com/lincolntech/2020 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. _ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED _ PROXY Please mark your votes like this FOR ALL EXCEPT (See Instructions below) FOR ALL NOMINEES WITHHOLD AUTHORITY FOR AGAINST ABSTAIN 1. Election of Directors 2. Advisory vote to approve named executive officer compensation. 3. FOR AGAINST ABSTAIN Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (1) Alvin O. Austin (2) Peter S. Burgess (3) James J. Burke, Jr. (4) Celia H. Currin (5) Ronald E. Harbour (6) J. Barry Morrow (7) Scott M. Shaw (8) Kevin M. Carney To change the address on your account, please check the box at the right and indicate your new address in the space to the left. Please note that the changes to the registered name(s) on the account may not be submitted via this method. Check here if you plan to attend the meeting (To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee that you wish to withhold authority) CONTROL NUMBER
Signature Signature, if held jointly Date , 2020 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

ANNUAL MEETING OF SHAREHOLDERS OF
LINCOLN EDUCATIONAL SERVICES CORPORATION
June 16, 2020

The 2020 Proxy Statement and the 2019 Annual Report to Shareholders are available at: www.lincolntech.edu/proxy

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LINCOLN EDUCATIONAL SERVICES CORPORATION

Proxy For Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The  undersigned  shareholder  of  Lincoln Educational  Services  Corporation,  a  New  Jersey  corporation (the “Company”), hereby appoints Scott M. Shaw and Brian K. Meyers, and each of them, with full power to act without the other and with power of substitution,  as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote on behalf of the undersigned, as provided on the reverse side, all shares of Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders of the Company to be held on June 16, 2020, at 9:00 a.m., local time, via live webcast at https://www.cstproxy.com/lincolntech/2020 or any adjournment postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares. In connection with these matters, the Common Shareholders vote with the Series A Preferred Shareholders, as a single class, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to 442.373 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4, OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE Vote by Internet - QUICK ___ EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares of Series A Convertible Preferred Stock in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 15, 2020. LINCOLN EDUCATIONAL SERVICES CORPORATION INTERNET/MOBILE –www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend, go to: https://www.cstproxy.com/lincolntech/2020 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. _ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED _ PROXY Please mark your votes like this FOR ALL EXCEPT (See Instructions below) FOR ALL NOMINEES WITHHOLD AUTHORITY FOR AGAINST ABSTAIN 1. Election of Directors 2. Advisory vote to approve named executive officer compensation. 3. FOR AGAINST ABSTAIN Ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (1) Alvin O. Austin (2) Peter S. Burgess (3) James J. Burke, Jr. (4) Celia H. Currin (5) Ronald E. Harbour (6) J. Barry Morrow (7) Scott M. Shaw (8) John A. Bartholdson (9) Kevin M. Carney To change the address on your account, please check the box at the right and indicate your new address in the space to the left. Please note that the changes to the registered name(s) on the account may not be submitted via this method. Check here if you plan to attend the meeting (To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee that you wish to withhold authority) CONTROL NUMBER Signature Signature, if held jointly Date , 2020 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X

ANNUAL MEETING OF SHAREHOLDERS OF
LINCOLN EDUCATIONAL SERVICES CORPORATION
June 16, 2020

The 2020 Proxy Statement and the 2019 Annual Report to Shareholders are available at: www.lincolntech.edu/proxy

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

LINCOLN EDUCATIONAL SERVICES CORPORATION

Proxy For Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The  undersigned  shareholder  of  Lincoln Educational  Services  Corporation,  a  New  Jersey  corporation (the “Company”), hereby appoints Scott M. Shaw and Brian K. Meyers, and each of them, with full power to act without the other and with power of substitution,  as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote on behalf of the undersigned, as provided on the reverse side, all shares of Series A Convertible Preferred Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2020 Annual Meeting of Shareholders of the Company to be held on June 16, 2020, at 9:00 a.m., local time, via live webcast at https://www.cstproxy.com/lincolntech/2020 or any adjournment postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares. In connection with these matters, the Series A Preferred Shareholders vote on an “as converted basis” with the Common Shareholders as a single class, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to 442.373 votes which is the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF THIS PROXY IS EXECUTED, BUT NO SPECIFICATION IS MADE BY THE UNDERSIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4, OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued, and to be marked, dated and signed, on the other side)